As filed with the Securities and Exchange Commission on October 29, 1998



                                                      Registration No. 333-63423

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------

                               AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------
                              HERCULES INCORPORATED
                                HERCULES TRUST I
                                HERCULES TRUST II
                               HERCULES TRUST III
                                HERCULES TRUST IV

     (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS RESPECTIVE CHARTER)

                  DELAWARE                        51-0023450
                  DELAWARE                        51-6510396
                  DELAWARE                        51-6510397
                  DELAWARE                        51-6510398
                  DELAWARE                        51-6510399
     (STATE OR OTHER JURISDICTION OF
      INCORPORATION OR ORGANIZATION)       (I.R.S. EMPLOYER IDENTIFICATION NOS.)

                                 HERCULES PLAZA
                            1313 NORTH MARKET STREET
                         WILMINGTON, DELAWARE 19894-0001
                             TELEPHONE: 302-594-5000
     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                OF EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                         ------------------------------

Israel J. Floyd, Esquire
Secretary                                 Copy to:
Hercules Incorporated
Hercules Plaza                            Justin P. Klein, Esquire
1313 North Market Street                  Ballard Spahr Andrews & Ingersoll, LLP
Wilmington, DE 19894-0001                 1735 Market Street, 51st  Floor
Telephone: 302-594-5128                   Philadelphia, PA 19103
              (Agent for service)         Telephone: 215-864-8606

                         ------------------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

                         ------------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     THE WITHIN PROSPECTUS RELATES TO SECURITIES REGISTERED HEREUNDER AND TO
THE UNSOLD DEBT SECURITIES REGISTERED BY HERCULES UNDER REGISTRATION STATEMENT NO. 333-29225.
--------------------------------------------------------------------------------

               SUBJECT TO COMPLETION, DATED OCTOBER 29, 1998


PROSPECTUS

[HERCULES LOGO]

HERCULES INCORPORATED
HERCULES TRUST I
HERCULES TRUST II
HERCULES TRUST III
HERCULES TRUST IV
Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001
(302) 594-5000


                                 $3,000,000,000

                              HERCULES INCORPORATED
                                 Debt Securities
                                 Preferred Stock
                                Depositary Shares
                                  Common Stock
                               Purchase Contracts
                                 Purchase Units
                                    Warrants

             HERCULES TRUST I, HERCULES TRUST II, HERCULES TRUST III
                               & HERCULES TRUST IV
            Preferred Securities Guaranteed by Hercules Incorporated

Hercules' Common Stock is listed on the New York Stock Exchange under the ticker symbol "HPC."

      ------------------------------------------------------------------

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to sell these securities without a supplement.

      ------------------------------------------------------------------


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

      This prospectus is dated    ____________________ , 1998.

                              AVAILABLE INFORMATION

      Hercules Incorporated (the "Company" or "Hercules") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 5th Street, N.W., Washington, DC 20549, and at the regional offices of the SEC, which include: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661, and 7 World Trade Center, Suite 1300, New York, NY 10048. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005, on which certain of the Company's securities are listed. Copies can be obtained from the SEC by mail, at prescribed rates, or from the SEC's internet website at http://www.sec.gov.

      The Company and the Hercules Trusts (as defined herein) have filed with the SEC a registration statement on Form S-3 (together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. In addition, certain documents filed by the Company with the SEC have been incorporated in this Prospectus by reference. See "Incorporation of Certain Documents by Reference." Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is subject to, and qualified in its entirety by, such reference. For further information with respect to the Company, the Hercules Trusts and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and the documents incorporated herein by reference.

      No separate financial statements of any of the Hercules Trusts have been included or incorporated by reference herein. The Company and the Hercules Trusts do not consider that such financial statements would be material to holders of the Trust Preferred Securities (as defined herein) because (i) all of the voting securities of each Hercules Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) each of the Hercules Trusts is a special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing securities representing undivided beneficial interests in the assets of such Hercules Trust and investing the proceeds thereof in Junior Subordinated Debentures issued by the Company and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement under the Trust Agreement (as defined herein) of a Hercules Trust, the Guarantee issued by the Company with respect to the Trust Preferred Securities issued by such Hercules Trust, the Junior Subordinated Debentures of the Company purchased by such Hercules Trust and the Junior Subordinated Debenture Indenture (as defined herein) pursuant to which such Junior Subordinated Debentures are issued, taken together, constitute direct obligations of the Company and a full and unconditional guarantee of the Trust Preferred Securities of each such Hercules Trust. See "The Hercules Trusts," "Description of the Junior Subordinated Debentures," "Description of Trust Preferred Securities" and "Description of Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the SEC are incorporated herein by reference:

            (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

            (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;


            (iii) The Company's Current Reports on Form 8-K dated July 24,
                  1998, July 30, 1998 and October 15, 1998; and


            (iv) The description of the Company's common stock in its registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     All documents filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered pursuant to the applicable Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus and such Prospectus Supplement and to be a part hereof and thereof from the date of filing of such documents. Any statement contained herein or therein or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement to the extent that a statement contained therein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or such Prospectus Supplement.


      The Company will provide without charge to each person to whom a copy of this Prospectus and the applicable Prospectus Supplement is delivered, upon written or oral request, a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus or the applicable Prospectus Supplement other than exhibits to such documents (unless exhibits are specifically incorporated by reference in such documents). Requests should be directed to: Israel J. Floyd, Esquire, Corporate Secretary, Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001 (telephone: 302-594-5128; facsimile: 302-594-7252; Internet e-mail:
ifloyd@herc.com).

                                   THE COMPANY

      Hercules operates, both domestically and throughout the world, in two industry segments: Chemical Specialties and Food & Functional Products. The Chemical Specialties segment manufactures, markets and sells such products as wet-strength resins and sizings to improve the properties of paper; resins for inks and adhesives; and polypropylene fibers and textile yarns used in disposable hygiene products and home furnishings. Major worldwide manufacturing locations include Brunswick, Georgia; Franklin, Virginia; Jefferson, Pennsylvania; Middelburg, the Netherlands; Milwaukee, Wisconsin; Paulinia, Brazil; Portland, Oregon; Savannah, Georgia; and Zwijndrecht, the Netherlands.

      The Food & Functional Products segment manufactures, markets and sells natural food gums for the food industry and water-soluble polymers used as thickeners and stabilizers in paints, personal care products, rubber and coatings. Major worldwide manufacturing locations include Alizay, France; Doel, Belgium; Hopewell, Virginia; Kenedy, Texas; Lille Skensved, Denmark; and Parlin, New Jersey.

      As of December 31, 1997, Hercules had 6,221 employees worldwide. Approximately 3,600 were located in the United States.


ACQUISITION OF BETZDEARBORN



      On July 30, 1998, Hercules entered into an agreement to acquire BetzDearborn Inc. ("BetzDearborn"). The acquisition was approved by the BetzDearborn shareholders on October 8, 1998, and the one-step cash merger transaction was consummated on October 15, 1998. The purchase price was approximately $2.4 billion in cash, and Hercules' assumption of approximately $700 million in BetzDearborn debt.


      BetzDearborn is engaged in the engineered specialty chemical treatment of water and industrial process systems, operating in a wide variety of industrial and commercial applications with particular emphasis on the chemical, petroleum refining, paper, food processing, automotive, steel and power industries. BetzDearborn develops, produces and markets a wide range of specialty chemical products, and provides the technical expertise necessary to utilize these products effectively. Chemical treatment programs are developed for use in boilers, cooling systems, heat exchangers, paper and petroleum process streams and both influent and effluent systems. BetzDearborn monitors changing water, process and plant operating conditions so as to prescribe the appropriate treatment programs to solve problems such as corrosion, scale, deposit formation and a variety of process problems.





      The merged enterprise will be a global specialty chemical company with a premier paper chemical business that will operate under the Hercules name and be headquartered in Wilmington, Delaware. The BetzDearborn water and industrial process treatment businesses, excluding paper process, will continue to operate under the BetzDearborn name. Other portions of the BetzDearborn business will be integrated into Hercules' Pulp and Paper business unit.

      The financial statements of BetzDearborn for each of the three years in the period ended December 31, 1997 and for the six-month periods ended June 30, 1998 and 1997, respectively, and the Unaudited Pro Forma Condensed Combined Financial Statements of the Company, assuming consummation of the acquisition of BetzDearborn as of January 1, 1997, for the year ended December 31, 1997 and the six-month period ended June 30, 1998, are incorporated by reference herein from the Company's Current Report on Form 8-K dated October 15, 1998.



                               THE HERCULES TRUSTS

      Each of Hercules Trust I, Hercules Trust II, Hercules Trust III and Hercules Trust IV (collectively, the "Hercules Trusts") is a statutory business trust created under Delaware law pursuant to (i) a trust agreement (each, as amended from time to time, a "Trust Agreement") executed by the Company as sponsor for such Hercules Trust (the "Sponsor") and by the initial trustees of such Hercules Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on September 14, 1998. Each Hercules Trust exists for the exclusive purposes of (i) issuing and selling preferred securities representing undivided beneficial interests in the assets of such Hercules Trust (the "Trust Preferred Securities") and common securities representing undivided beneficial interests in the assets of such Hercules Trust (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), (ii) using the proceeds from the sale of such Trust Securities to acquire the related Junior Subordinated Debentures (as defined herein) of the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The Company's Junior Subordinated Debentures will be the sole assets of each Hercules Trust and, accordingly, payments under the related Junior Subordinated Debentures will be the sole revenues of such Hercules Trust. All of the Trust Common Securities of each Hercules Trust will be owned by the Company (the "Trust Common Securities Holder") and will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities of such Hercules Trust, except that upon the occurrence and continuance of an Event of Default (as defined herein) under the applicable Trust Agreement resulting from an Event of Default under the Junior Subordinated Debenture Indenture (as defined herein), the rights of the Company as the Trust Common Securities Holder to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of Trust Preferred Securities of such Hercules Trust. See "Description of Trust Preferred Securities--Subordination of Trust Common Securities." The Company will acquire Trust Common Securities of each Hercules Trust in an aggregate Liquidation Amount (as defined in the applicable Trust Agreement) equal to at least 3% of the total capital of such Hercules Trust. Each Hercules Trust has a term of 35 years, but may dissolve earlier as provided in the applicable Trust Agreement.

      Each Hercules Trust's business and affairs are conducted by trustees (the "Issuer Trustees") who are appointed by the Company as the Trust Common Securities Holder. Unless otherwise specified in the applicable Prospectus Supplement, the Issuer Trustees for each Hercules Trust will be The Chase Manhattan Bank, as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are officers or other employees of the Company. The Chase Manhattan Bank, as Property Trustee, will act as sole indenture trustee under each Trust Agreement. The Chase Manhattan Bank will also act as indenture trustee under the Guarantees and the Junior Subordinated Debenture Indenture. See "Description of Guarantees" and "Description of Debt Securities--Description of Junior Subordinated Debentures." The Trust Common Securities Holder of a Hercules Trust or, if an Event of Default under the applicable Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Trust Preferred Securities of such Hercules Trust will be entitled to appoint, remove or replace such Hercules Trust's Property Trustee and/or the Delaware Trustee. In no event will the holders of Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the Company as the Trust Common Securities Holder. The duties and obligations of each Issuer Trustee will be governed by the applicable Trust Agreement.

      The Company, as issuer of the Junior Subordinated Debentures, will pay all fees, expenses, debts and obligations (other than payments in respect of Trust Securities) related to the Hercules Trusts and the offering of the Trust Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Hercules Trusts (other than payments in respect of Trust Securities).

      The principal executive office of each Hercules Trust is c/o Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001.


                                 USE OF PROCEEDS

     Unless otherwise indicated in a supplement or supplements to this Prospectus (a "Prospectus Supplement"), the net proceeds received by the Company from the sale of the Offered Securities (as defined herein) are expected to be used for general corporate purposes, which may include repayment of indebtedness to be incurred to finance the Company's proposed acquisition of BetzDearborn. The proceeds from the sale of Trust Preferred Securities by the Hercules Trusts will be invested in the Junior Subordinated Debentures of the Company. Except as may otherwise be described in the Prospectus Supplement relating to such Trust Preferred Securities, the Company expects to use the net proceeds from the sale of such Junior Subordinated Debentures to the Hercules Trusts for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any Prospectus Supplement will be described therein.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following are the Company's consolidated ratios of earnings to fixed charges for each of the periods indicated:

                           Six Months
                             Ended             Years Ended December 31,
                         June 30, 1998   -------------------------------------
                           (unaudited)   1997    1996     1995    1994    1993
                           -----------   ----    ----     ----    ----    ----
Ratio of earnings
to fixed charges(1)           5x         10x     10x      12x     9x      6x

---------------------

      (1) The ratio of earnings to combined fixed charges and preferred stock dividends for the identified periods are identical to the ratios of earnings to fixed charges in the table because the Company had no issued and outstanding preferred stock in any of such periods.

      For the purpose of determining earnings in the calculation of the ratio of earnings to fixed charges, consolidated pre-tax income has been adjusted to reflect the distributed income of less than 50 percent owned subsidiaries, increased by the amount of previously capitalized interest amortized during the period, and increased by the amount of fixed charges, excluding capitalized interest expense. Fixed charges consist of interest expense on borrowings (including capitalized interest) and one-third (the proportion deemed representative of the interest portion) of rent expense.

                   DESCRIPTION OF THE SECURITIES TO BE OFFERED

      Hercules may offer and sell from time to time (i) its unsecured senior debt securities ("Senior Debt Securities") or unsecured subordinated debt securities ("Subordinated Debt Securities"), consisting of debentures, notes or other evidences of indebtedness, or its unsecured junior subordinated debentures ("Junior Subordinated Debentures"), (ii) shares of its common stock, without par value ($25/48 stated value) (the "Common Stock"), (iii) shares of its series preferred stock, without par value (the "Preferred Stock"), which may be represented by depositary shares ("Depositary Shares"), (iv) warrants to purchase Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debentures, Common Stock, Preferred Stock or Depositary Shares (the "Warrants"), (v) purchase contracts ("Purchase Contracts") to purchase any of Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debentures, Common Stock, Preferred Stock, Depositary Shares, Warrants and Trust Preferred Securities (collectively, the "Purchase Contract Securities") or (vi) purchase units ("Purchase Units"), each representing ownership of a Purchase Contract and any of (x) Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debentures, (y) debt obligations of third parties, including U.S. Treasury Securities, or (z) Trust Preferred Securities of a Hercules Trust, securing the holder's obligation to purchase the applicable Purchase Contract Securities under the Purchase Contract. Such securities may be offered in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a Prospectus Supplement. Such securities may be sold for U.S. dollars, foreign denominated currency or currency units. Amounts payable with respect to any such securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units.

      Each of the Hercules Trusts may offer and sell, from time to time, its Trust Preferred Securities. The payment of periodic cash distributions ("distributions") with respect to Trust Preferred Securities of each of the Hercules Trusts out of monies held by the Property Trustee of each of the Hercules Trusts and payments on liquidation of each Hercules Trust and on redemption of the Trust Preferred Securities of such Hercules Trust will be guaranteed by the Company as and to the extent described herein (each, a "Guarantee"). See "Description of Guarantees." The Company's obligation under each Guarantee will be an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Senior Debt Securities, the Subordinated Debt Securities and the Junior Subordinated Debentures, except those liabilities made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. Junior Subordinated Debentures may be issued and sold from time to time in one or more series by the Company to a Hercules Trust or a trustee of such Hercules Trust in connection with the investment of the proceeds from the offering of Trust Preferred Securities and Trust Common Securities of such Hercules Trust. The Junior Subordinated Debentures purchased by a Hercules Trust may be subsequently distributed pro rata to holders of Trust Preferred Securities and Trust Common Securities under certain circumstances described herein and in an accompanying Prospectus Supplement.

      The Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debentures, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Purchase Units and Trust Preferred Securities described herein are collectively referred to as the "Offered Securities." The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of the Offered Securities will be limited to $3,000,000,000. Specific terms of the Offered Securities will be set forth in an accompanying Prospectus Supplement or Supplements, together with the terms of the offering of the Offered Securities and the net proceeds from the sale thereof.

                        DESCRIPTION OF DEBT SECURITIES

DESCRIPTION OF THE SENIOR DEBT SECURITIES AND SUBORDINATED DEBT SECURITIES

      The Company's Senior Debt Securities and Subordinated Debt Securities (collectively, for purposes of this section of the Prospectus, the "Debt Securities"), consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series, in the case of Senior Debt Securities, under a Senior Debt Indenture (the "Senior Debt Indenture") between the Company and The Chase Manhattan Bank, as Trustee, and in the case of Subordinated Debt Securities, under a Subordinated Debt Indenture (the "Subordinated Debt Indenture") between the Company and The Chase Manhattan Bank, as Trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The Chase Manhattan Bank, in its capacity as trustee under either or both of the Indentures, is referred to hereinafter as the "Trustee."

        Each of the Indentures has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and is subject to, and governed by, the Trust Indenture Act. The form of master Indentures are included as exhibits to the Registration Statement of which this Prospectus is a part. The following description summarizes the material terms of the Indentures and the Debt Securities and is qualified in its entirety by reference to the detailed provisions of the Debt Securities and the applicable Indenture, which contains the full text of such provisions and other information regarding the Debt Securities, including the definitions of certain terms used in this Prospectus, and those terms made a part of each of the Indentures by the Trust Indenture Act. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

      The Indentures are substantially identical except for provisions relating to subordination. Any Debt Securities offered by this Prospectus and any accompanying Prospectus Supplement are referred to herein as the "Offered Debt Securities."

      GENERAL

      The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars, foreign currencies or units based on or related to foreign currencies.

      The specific terms of a series of Offered Debt Securities will be established in or pursuant to a resolution of the Board of Directors of the Company (a "Board Resolution") or in one or more indentures supplemental to an Indenture (each, an "Indenture Supplement"). Pursuant to the Indentures, the Company can establish different rights with respect to each series of Debt Securities issued under such Indentures, including, pursuant to an Indenture Supplement, different covenants and events of default.

      The applicable Prospectus Supplement will provide information regarding the specific terms of the Offered Debt Securities, including: (i) the classification as senior or subordinated Debt Securities and the specific title and designation, aggregate principal amount (including any limit thereon), purchase price and denominations of such Offered Debt Securities; (ii) currency or units based on or relating to currencies in which principal of, premium, if any, on and/or any interest on such Offered Debt Securities will or may be payable; (iii) the date or dates on which the principal of such Offered Debt Securities is payable or the method of determining the same, if applicable; (iv) the rate or rates (which may be fixed or variable) at which such Offered Debt Securities will bear interest, if any, or the method of determining the same, if applicable; (v) the date or dates from which such interest, if any, shall accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on such Offered Debt Securities; (vi) the place or places where the principal of and premium, if any, on and interest on the Offered Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) whether such Offered Debt Securities are convertible into or exchangeable for Common Stock or other securities or rights of the Company or other issuers and, if so, the applicable conversion or exchange terms and conditions; (ix) whether the Offered Debt Securities will be issuable in registered form ("Registered Debt Securities") or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the place of payment of any principal of and premium, if any, on and interest on such Bearer Debt Securities, to the exchange of one form for another and to the offer, sale and delivery of such Bearer Debt Securities (except that under current United States federal income tax law, Registered Debt Securities will not be exchangeable into Bearer Debt Securities); (x) any applicable material United States federal income tax consequences, including those related to Debt Securities issued at a discount below their stated principal amount; (xi) the proposed listing, if any, of the Offered Debt Securities on any securities exchange; and (xii) any other specific terms pertaining to the Offered Debt Securities, whether in addition to, or modification or deletion of, the terms described herein.

      Unless otherwise specified in a Prospectus Supplement, Registered Debt Securities shall be issued only in denominations of U.S. $1,000 and any integral multiple thereof.

      Debt Securities will bear interest, if any, at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

      REGISTRATION AND TRANSFER

      Debt Securities may be presented for exchange and Registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions described in the applicable Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations described in the applicable Prospectus Supplement. Bearer Debt Securities and the related coupons, if any, will be transferable by delivery.

      GLOBAL DEBT SECURITIES

      Registered Debt Securities of a series may be issued in the form of one or more global securities (a "Global Security") that will be deposited with, or on behalf of, a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series. In such case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Registered Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole for Registered Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      Bearer Debt Securities of a series may also be issued in the form of one or more Global Securities (a "Bearer Global Security") that will be deposited with a Depositary for Euroclear System and Cedel Bank, S.A., or with a nominee for such Depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of Debt Securities in definitive form in exchange for a Bearer Global Security, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

      The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. However, except for Offered Debt Securities issued in foreign currencies, unless otherwise specified in the applicable Prospectus Supplement, The Depository Trust Company ("DTC") will be the Depositary and the following depositary arrangements will apply.


      DTC has advised the Company that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.


      DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of a Global Security representing Debt Securities, DTC will credit the accounts of the designated Participants with the applicable portions of the principal amount of such Debt Securities and (ii) ownership of beneficial interests in a Global Security representing Debt Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests).

      Investors in a Global Security representing Debt Securities may hold their interests therein directly through DTC if they are Indirect Participants or indirectly through organizations that are Indirect Participants. All beneficial interests in a Global Security representing Debt Securities will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery of securities that they own in definitive form. Consequently, the ability to transfer beneficial interests in a Global Security representing Debt Securities to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Security representing Debt Securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      Payments in respect of a Global Security representing Debt Securities will be payable in same-day funds by the Trustee to Cede & Co. as nominee of DTC in its capacity as the holder thereof under the applicable Indenture. Under the terms of each Indenture, the Trustee will treat the persons in whose names the Debt Securities, including a Global Security representing Debt Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial interests in a Global Security representing Debt Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial interests in a Global Security representing Debt Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities, such as a Global Security representing Debt Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Security representing Debt Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither of the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the owners of beneficial interests in a Global Security representing Debt Securities, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.


      Beneficial interests in a Global Security representing Debt Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC, the Participants and the Indirect Participants.

      Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to beneficial owners, and vice versa, will be governed by arrangements among them, subject to statutory or regulatory requirements as may be in effect from time to time. Neither the Company nor the Trustee will have any responsibility or liability with respect thereto.

      Prior to any redemption of Debt Securities covered by a Global Security, the Company will provide DTC with notices of redemption containing all information required by DTC's rules and procedures. Such notices will be provided to DTC for distribution to Participants within the time periods established by DTC. If less than the entire principal amount of Debt Securities of a series represented by a Global Security is to be redeemed, DTC's practice is to determine by lot the amount of the interest of each Participant to be redeemed.

      DTC has advised the Company that it will take any action permitted to be taken by a holder of Debt Securities only at the direction of one or more Participants to whose account with DTC interests in a Global Security representing Debt Securities are credited and only in respect of such portion of the principal amount of the Debt Securities as to which such Participant or Participants has or have given such direction.

      The foregoing information concerning DTC and its book-entry system has been obtained from sources that the Company and the Trustee believe to be reliable, but neither the Company nor the Trustee takes responsibility for the accuracy thereof.

      Although DTC has agreed to the foregoing procedures to facilitate transfers of beneficial interests in a Global Security representing Debt Securities among Participants in DTC, it is under no obligation to follow or to continue to follow such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, the Participants or the Indirect Participants of their respective obligations under the rules and procedures governing DTC's operations.


      Under the applicable Indenture, a Global Security representing Debt Securities will be exchangeable for Debt Securities in definitive form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary therefor or (y) has ceased to be a clearing agency registered under the Exchange Act, and the Company thereupon fails to appoint a successor depositary within 90 days, (ii) the Company in its sole discretion elects to cause the issuance of its Debt Securities in definitive form or (iii) there shall have occurred and be continuing an Event of Default under the applicable Indenture or any event which after notice or lapse of time or both would be an Event of Default under such Indenture.


      RANKING

      Senior Debt Securities. Payment of the principal of and premium, if any, on and interest on Debt Securities issued under the Senior Debt Indenture will rank pari passu with all other unsecured and unsubordinated debt of the Company.

      Subordinated Debt Securities. Payment of the principal of and premium, if any, on and interest on Debt Securities issued under the Subordinated Debt Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company as defined in the Subordinated Debt Indenture (the "Senior Indebtedness As Defined In the Subordinated Debt Indenture"). The Senior Indebtedness As Defined In the Subordinated Debt Indenture is (i) the principal of and premium, if any, on and interest on all of the Company's indebtedness for money borrowed, other than the Subordinated Debt Securities, whether outstanding on the date of execution of the Subordinated Debt Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be pari passu or subordinate in right of payment to the Subordinated Debt Securities, (ii) any amounts payable under swap transactions and (iii) any deferrals, renewals or extensions of the indebtedness referred to in clause (i) or (ii) above. The term "indebtedness for money borrowed" as used in the foregoing sentence shall include, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets (excluding trade payables arising in the ordinary course of business). Notwithstanding anything to the contrary in the Subordinated Debt Indenture or the Subordinated Debt Securities, Senior Indebtedness As Defined In the Subordinated Debt Indenture shall not include (i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Subordinated Debt Securities or (ii) any indebtedness of the Company to a subsidiary of the Company. As of June 30, 1998, the aggregate principal amount of the Senior Indebtedness As Defined In the Subordinated Debt Indenture was approximately

$948,813,000. The Subordinated Debt Indenture does not contain any limitation on the amount of Senior Indebtedness As Defined In the Subordinated Debt Indenture that can be incurred by the Company. Indebtedness to be issued pursuant to the Junior Subordinated Debenture Indenture between the Company and The Chase Manhattan Bank, as Debenture Trustee, providing for the issuance of Junior Subordinated Debentures of the Company, is subordinate in right of payment to the Subordinated Debt Securities.

      In the event (i) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or its property, or (ii) that Subordinated Debt Securities of any series are declared due and payable before their expressed maturity because of the occurrence of an Event of Default under the Subordinated Debt Indenture (under circumstances other than as set forth in clause (i) above), then the holders of all Senior Indebtedness As Defined In the Subordinated Debt Indenture shall first be entitled to receive payment of the full amount due thereon, before the holders of any of such Subordinated Debt Securities or related coupons are entitled to receive a payment on account of the principal of and premium, if any, on or interest on such Subordinated Debt Securities. In the event and during the continuation of any default in payment of any Senior Indebtedness As Defined In the Subordinated Debt Indenture or if any event of default shall exist under any Senior Indebtedness As Defined In the Subordinated Debt Indenture, no payment of the principal or interest on the Subordinated Debt Securities or related coupons shall be made.

      PAYMENT AND PAYING AGENTS

      Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, on and interest on the Debt Securities will be made at the office of the Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company, payment of any interest may be made, except in the case of a Global Security representing Debt Securities, by
(i) check mailed to the address of the Person entitled thereto as such address shall appear in the applicable Securities Register or (ii) transfer to an account maintained by the Person entitled thereto as specified in such Securities Register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Debt Securities will be made to the Person in whose name such Debt Securities are registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; provided, however, the Company will at all times be required to maintain a Paying Agent in each place of payment for the Debt Securities.

      Any moneys deposited with the Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, on or interest on any Debt Securities and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Debt Securities shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

      CONVERSION RIGHTS

      The terms and conditions, if any, on which Offered Debt Securities are convertible into or exchangeable for Common Stock or other securities of the Company or other issuers will be set forth in the Prospectus Supplement relating thereto. Such terms will include the conversion or exchange price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holder or the Company, the events requiring an adjustment of the conversion or exchange price

      CONSOLIDATION, MERGER OR SALE OF ASSETS


     The Company shall not consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety (either in one transaction or a series of transactions) to any Person, and no Person shall consolidate with or merge into the Company, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless: (i) in case the Company consolidates with or merges into another Person or sells, conveys or transfers its properties and assets as an entirety or substantially as an entirety to any Person, the successor Person is organized and existing under the laws of the United States or any State thereof or the District of Columbia, and such successor Person expressly assumes all of the Company's obligations on the applicable Debt Securities and any coupons and under the applicable Indenture;
(ii) immediately prior to and after giving effect thereto, no Event of Default under the applicable Indenture, and no event which, after notice or lapse of time or both, would become such an Event of Default, shall have occurred and be continuing; and (iii) certain other conditions under the applicable Indenture are met. Accordingly, any such consolidation, merger or transfer of assets as an entirety or substantially as an entirety which meets the conditions described above would not create any Event of Default which would entitle holders of the Debt Securities, or the Trustee on their behalf, to take any of the actions described below under the caption "--Events of Default."


      CERTAIN COVENANTS OF THE COMPANY


      Restrictions on Creation of Secured Debt. The Company covenants that, so long as any of the Debt Securities remain outstanding, it will not, nor will it permit any Restricted Subsidiary (as defined below), to issue, assume or guarantee any debt for money borrowed (herein referred to as "Debt") if such Debt is secured by a mortgage, security interest, pledge, lien or other encumbrance (any of such are hereinafter referred to as a "lien") on any Principal Property (as defined below), or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or acquired after the date of the Indentures), without, in any such case, effectively providing concurrently with the issuance, assumption of or guarantee of any such Debt that the Debt Securities (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company or such Restricted Subsidiary ranking equally with the Debt Securities issued under the applicable Indenture and then existing or thereafter created) shall be secured equally and ratably with such Debt. This restriction, however, shall not apply to Debt secured by liens: (i) on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) on property existing at the time that it is acquired or to secure Debt incurred for the purpose of financing the purchase price of such property or improvements or construction on the property, which Debt is incurred prior to or within one year after the later of such acquisition, completion of such construction, or the commencement of commercial operation of such property; provided, however, that in the case of any such acquisition, construction or improvement the lien shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real improvement, on which the property is constructed, or the improvement is located; (iii) securing Debt owed by any Restricted Subsidiary to the Company or another Restricted Subsidiary; (iv) on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; (v) paramount to all other liens on advance, partial or progress payments pursuant to contracts with U.S. federal and state governments for production, research or development, or on any material or supplies in connection with the performance of such contracts in order to secure such payments to such governments; and liens on equipment, tools, machinery, land or buildings constructed or purchased by the Company or a Restricted Subsidiary primarily for the purpose of manufacturing a product, or performing any research or development work for such governments to secure indebtedness incurred and owing to such governments for the construction, installation or purchase of such equipment, tools, machinery, land and buildings (including liens incurred in connection with pollution control, industrial revenue or similar financings); (vi) existing at the date of the Indentures; or (vii) on particular property (or any proceeds of the sale thereof) to secure all or any part of the cost of exploration, drilling, mining or development thereof (including construction of facilities for field processing of minerals) intended to obtain or materially increase the production and sale or other disposition of oil, gas, coal, uranium, copper or other minerals therefrom, or any indebtedness created, issued, assumed or guaranteed to provide funds for any or all such purposes; or (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (i) through (vii) inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the lien so extended, renewed or replaced (plus improvements on such property).

      Notwithstanding the above, the Company and one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that the aggregate amount of Debt secured by a lien then outstanding (not including secured Debt permitted under the foregoing exceptions) does not exceed 5% of the consolidated stockholders' equity of the Company as of the end of the last preceding year.

      For the purposes of the foregoing covenant, the following types of transactions shall not be deemed to create Debt secured by a lien: the sale or other transfer of (i) oil, gas, coal, uranium, copper or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specific amount of such minerals; or (ii) any other interest in property of the character commonly referred to as a "production payment."


      Restrictions of Sale and Leaseback Transactions. Sale and leaseback transactions by the Company or any Restricted Subsidiary of any Principal Property are prohibited (except for a temporary lease for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) unless (i) the Company or such Restricted Subsidiary would be entitled to issue, assume or guarantee Debt secured by a lien upon the property involved at least equal to the Attributable Debt (defined below) in respect of such transaction without equally and ratably securing the Debt Securities, provided that such Attributable Debt shall then be deemed for all purposes under the Indentures and the provisions of this covenant to be Debt subject to the covenant described above under "-- Restrictions on Creation of Secured Debt," or (ii) an amount in cash equal to such Attributable Debt is applied to the retirement of Debt then having a maturity of more than one year.


      Certain Definitions.

      "Attributable Debt" means the present value (discounted as provided in the Indentures) of the obligation of a lessee for rental payments during the remaining term of any lease.

      "Consolidated Net Tangible Assets" means as of any particular time the aggregate amount of assets after deducting therefrom (a) all current liabilities and (b) all goodwill, patents, copyrights, trademarks, tradenames, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles.

      "Principal Property" means any manufacturing plant or other facility of the Company or any Restricted Subsidiary, whether owned as of the date of the Indentures or acquired thereafter, which is located within the continental United States and, in the opinion of the Board of Directors or an officer designated by the Board of Directors, is of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

      "Restricted Subsidiary" means any Subsidiary all the property of which is located within the continental United States, which owns a Principal
Property or in which the Company's investment, whether in the form of equity or debt, is in excess of 10% of the Consolidated Net Tangible Assets of the Company as of the end of the fiscal year preceding the date of determination, provided, however, that the term "Restricted Subsidiary" shall not include any Subsidiary principally engaged in financing exports from or operations outside the continental United States.

      EVENTS OF DEFAULT

      An "Event of Default" is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as being:


            (i) default in payment of all or any part of the principal of or premium, if any, on any Debt Securities of such series when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise; or



            (ii) default for 30 days in payment of any interest on or any additional amounts payable with respect to any Debt Securities of such series when due; or


             (iii) default in payment of any sinking fund installment when due by the terms of the Debt Securities of such series; or


             (iv) default for 90 days after written notice as provided in such Indenture in the performance or breach of any covenant or agreement of the Company in the Debt Securities of such series or such Indenture other than a covenant or agreement included in such Indenture solely for the benefit of a series of Debt Securities other than such series; or


            (v) certain events of bankruptcy, insolvency or reorganization; or

            (vi) any other events of default made applicable to the Debt Securities of such series.


      Each Indenture provides that, for each series of Debt Securities, if an Event of Default other than an Event of Default referred to in clause (v) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of such series then outstanding may then declare the principal of or, if any of the Debt Securities of the series are original issue discount, such portion of the principal amount of such Debt Securities as may be specified in the terms thereof, and any accrued interest on all Debt Securities of such series then outstanding to be due and payable immediately, which shall then result in the acceleration of such series of Debt Securities. If an Event of Default referred to in clause
(v) above shall have occurred and be continuing, then the principal of and accrued interest on all Debt Securities of any series shall ipso facto become and be due and payable immediately without any declaration or other act on the part of the Trustee or any holder thereof. The holders of a majority in aggregate outstanding principal amount of the Debt Securities of any series may annul a declaration of acceleration of maturity and waive any default in respect of such Debt Securities if such default (other than the non-payment of the principal and interest of the Debt Securities of such series which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Trustee.

      Each Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Debt Securities issued under such Indenture requesting the Trustee to exercise any right or power under such Indenture before proceeding to exercise any such right or power at the request of such holders. Subject to such provisions in each Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding Debt Securities of each series may, in respect of such series of Debt Securities, direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

      Each Indenture provides that no holder of Debt Securities issued under such Indenture may institute any action against the Company under such Indenture (except actions for payment of overdue principal, premium, if any, or interest or for the conversion or exchange of such Debt Securities in accordance with their terms) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of the applicable series shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received any direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of such series.

      Each Indenture contains a covenant that the Company will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists.

      DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

      The Company can discharge or defease its obligations under each Indenture as set forth below.

      Under terms satisfactory to the Trustee, the Company may discharge certain obligations to holders of any series of Debt Securities issued under such Indentures which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or Government Obligations (as defined in such Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of and premium, if any, on and interest on such Debt Securities.

      The Company may also discharge any and all of its obligations to holders of any series of Debt Securities issued under an Indenture at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen series of Debt Securities or to maintain an office or agency in respect of such series of Debt Securities. Under terms satisfactory to the Trustee, the Company also may be released with respect to any outstanding series of Debt Securities issued under the relevant Indenture from the obligations imposed by certain provisions of such Indenture (including covenants described above limiting consolidations, mergers, and certain dispositions) and omit to comply with such provisions without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things: (i) the Company irrevocably deposits with the Trustee cash or Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and premium, if any, on and interest on all outstanding Debt Securities of such series issued under such Indenture; (ii) the

Company delivers to the Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders' United States federal income tax treatment of principal, premium and interest payments on such series of Debt Securities (it being understood that in the case of a defeasance such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); (iii) no Event of Default or any event which after notice or lapse of time or both would be an Event of Default has occurred; (iv) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (v) certain other provisions set forth in the Indenture are met; (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and (vii) in the case of the Subordinated Debt Indenture no event or condition shall exist that, pursuant to certain provisions described under "--Ranking--Subordinated Debt Securities" would prevent the Company from making payments of principal of and premium, if any, on and interest on the Subordinated Debt Securities at the date of the irrevocable deposit referred to above.


      MODIFICATION OF THE INDENTURES


      Each Indenture provides that the Company and the Trustee may enter into Indenture Supplements without the consent of the holders of Debt Securities to:
(i) secure the Debt Securities, (ii) evidence the assumption by a successor corporation of the obligations of the Company, (iii) add covenants or Events of Default for the protection of the holders of all or any series of Debt Securities, or surrender rights or powers of the Company, (iv) cure any ambiguity or correct any inconsistency in such Indenture, provided that such cure or correction does not adversely affect the holders of such Debt Securities, (v) establish the forms or terms of Debt Securities of any series and any related coupons, (vi) evidence the acceptance of appointment by a successor trustee, (vii) make provisions with respect to the conversion or exchange terms and conditions applicable to the Debt Securities of any series,
(viii) add to or change any provisions related to bearer securities, (ix) add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of Debt Securities, (x) supplement any provisions to permit or facilitate the defeasance and discharge of any series and (xi) change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benfit of such provision.



      Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (i) extend the stated maturity of the principal of, or premium, if any, or interest on, or any additional amounts with respect to any Debt Security, or reduce the principal amount thereof or the rate (or change the manner of calculating the rate) or extend the time of payment of interest thereon or any additional amounts, or change any of the conversion, exchange or redemption provisions thereof or change the currency in which the principal of (including any amount in respect of original issue discount), premium, if any, on or interest on any Debt Security is payable or reduce the amount of principal of any original issue discount Debt Security that is payable upon acceleration or provable in bankruptcy or alter provisions of such Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or for the conversion or exchange of any Debt Security in accordance with its terms or (ii) reduce the aforesaid percentage in principal amount of Debt Securities of any series issued under such Indenture the consent of the holders of which is required for any such modification.



      The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness As Defined In the Subordinated Debt Indenture then outstanding that would be adversely affected thereby.

      GOVERNING LAW

      The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

      INFORMATION CONCERNING THE TRUSTEE

      The Chase Manhattan Bank is one of a number of banks with which the Company and its subsidiaries maintain ordinary banking and trust relationships and is also the Debenture Trustee under the Junior Subordinated Debenture Indenture.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

      GENERAL

      The Junior Subordinated Debentures will be issued in one or more series under a Junior Subordinated Debenture Indenture, as supplemented from time to time (as so supplemented, the "Junior Subordinated Debenture Indenture"), between the Company and The Chase Manhattan Bank as the Debenture Trustee. The Junior Subordinated Debenture Indenture has been qualified under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act and is included as an exhibit to the Registration Statement of which this Prospectus is a part. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Debenture Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of such Junior Subordinated Debentures and the Junior Subordinated Debenture Indenture, including the definitions therein of certain terms, and those terms made a part of the Junior Subordinated Debenture Indenture by the Trust Indenture Act.

      The applicable Prospectus Supplement will describe the specific terms of the Junior Subordinated Debentures offered thereby, including: (i) the specific title and designation, aggregate principal amount (including any limit thereon), purchase price and denominations of such Junior Subordinated Debentures; (ii) the date or dates on which the principal of such Junior Subordinated Debentures is payable or the method of determining the same, if applicable; (iii) the rate or rates (which may be fixed or variable) at which such Junior Subordinated Debentures will bear interest, if any, or the method of determining the same, if applicable; (iv) the date or dates from which such interest, if any, shall accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on such Junior Subordinated Debentures;
(v) the duration of the maximum consecutive period that the Company may elect to defer payments of interest on such Junior Subordinated Debentures; (vi) any redemption, repayment or sinking fund provisions; (vii) whether such Junior Subordinated Debentures are convertible into or exchangeable for Common Stock or other securities or rights of the Company or other issuers, or a combination of the foregoing, and, if so, the applicable conversion or exchange terms and conditions; (viii) any applicable material United States federal income tax consequences; and (ix) any other specific terms pertaining to such Junior Subordinated Debentures, whether in addition to, or modification or deletion of, the terms described herein.

      RANKING

      Each series of Junior Subordinated Debentures will rank pari passu with all other Junior Subordinated Debentures (collectively, the "Other Debentures") to be issued by the Company and sold to other trusts or other entities to be established by the Company that are similar to the Hercules Trusts

(collectively, the "Other Hercules Trusts") and will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the Junior Subordinated Debenture Indenture to all Senior Indebtedness of the Company as defined in the Junior Subordinated Debenture Indenture (the "Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture"). The Junior Subordinated Debenture Indenture will not limit the amount of secured or unsecured debt, including Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture, that may be incurred by the Company or its subsidiaries. See "--Subordination." As of June 30, 1998, the aggregate principal amount of the Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture was approximately $1,031,813,000.

      FORM, REGISTRATION AND TRANSFER

      The Junior Subordinated Debentures will be issued in fully registered form. Until any dissolution of the applicable Hercules Trust, the Junior Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the related Trust Securities. If the Junior Subordinated Debentures are distributed to the holders of the related Trust Securities, the Junior Subordinated Debentures will be issued to such holders in the same form as the Trust Securities were held. Accordingly, any depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Trust Preferred Securities. See "Description of Trust Preferred Securities -- Global Trust Preferred Securities."

      PAYMENT AND PAYING AGENTS

      Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, on and interest on the Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made, except in the case of a global certificate representing Junior Subordinated Debentures, by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the applicable Securities Register for Junior Subordinated Debentures or (ii) transfer to an account maintained by the Person entitled thereto as specified in such Securities Register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; provided, however, the Company will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

      Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, on or interest on any Junior Subordinated Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

      OPTION TO EXTEND INTEREST PAYMENT DATE

      So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Junior Subordinated Debenture Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time up to the maximum period specified in the applicable Prospectus Supplement for the deferral of interest (each deferral period being referred to herein as an "Extension Period"), provided that an Extension Period must end on an interest payment date and may not extend beyond the stated maturity of such Junior Subordinated Debentures. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (and holders of the related Trust Securities while such Trust Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income, regardless of the method of accounting used by the Holders.

      Prior to the termination of any Extension Period, the Company may extend such Extension Period, provided that such extension does not cause such Extension Period to exceed the maximum Extension Period, end on a date other than an interest payment date or extend beyond the stated maturity of the related Junior Subordinated Debentures. Upon the termination of any Extension Period (or any extension thereof) and the payment of all amounts then due, the Company may begin a new Extension Period, subject to the foregoing limitations. No interest shall be due and payable during an Extension Period except at the end thereof. The Company must give the Debenture Trustee notice of its election to begin or extend an Extension Period at least five Business Days prior to the earlier of (i) the date cash distributions on the related Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the applicable Hercules Trust is required to give notice to any securities exchange or to holders of its Trust Preferred Securities of the record date or the date cash distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of the Trust Preferred Securities. Subject to the foregoing limitations, there is no limitation on the number of times that the Company may begin or extend an Extension Period.

      RESTRICTIONS ON CERTAIN PAYMENTS

      The Company will also covenant that if at any time (i) there shall have occurred any event of which the Company has actual knowledge that is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default, (ii) the Company shall be in default with respect to any of its payment obligations under the Guarantee or (iii) the Company shall have given notice of its election to exercise its right to begin or extend an Extension Period as provided in the Junior Subordinated Debenture Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced and be continuing, then it will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (2) make any payment of principal of or premium, if any, on or interest on or repay or repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (3) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including under Other Guarantees (as defined herein)) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the applicable Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans).

      So long as the Trust Securities remain outstanding, the Company also will covenant (i) to maintain 100% direct or indirect ownership of the related Trust Common Securities (it being understood that any permitted successor of the Company under the Junior Subordinated Debenture Indenture may succeed to the Company's ownership of such Trust Common Securities), (ii) to use its best efforts to cause each Hercules Trust (a) to remain a business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of related Trust Securities in liquidation of such Hercules Trust, the conversion, exchange or redemption of all of such Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the applicable Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes, (iii) to use its best efforts to cause each holder of its Trust Securities to be treated as owning an undivided beneficial interest in the related Junior Subordinated Debentures and
(iv) not to cause, as Sponsor of the Hercules Trusts, or to permit, as the Trust Common Securities Holder, the dissolution, liquidation or winding-up of any Hercules Trust, except as provided in the applicable Trust Agreement.

      MODIFICATION OF JUNIOR SUBORDINATED DEBENTURE INDENTURE

      From time to time, the Company and the Debenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Junior Subordinated Debenture Indenture for specified purposes, including, among other things, curing ambiguities or adding provisions (provided that any such action does not materially adversely affect the interests of the holders of the Junior Subordinated Debentures) and maintaining the qualification of the Junior Subordinated Debenture Indenture under the Trust Indenture Act. The Junior Subordinated Debenture Indenture will permit the Company and the Debenture Trustee, with the consent of the holders of a majority in principal amount of all outstanding Junior Subordinated Debentures affected thereby, to modify the Junior Subordinated Debenture Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the stated maturity or reduce the principal of any such Junior Subordinated Debentures, (ii) change the interest rate (or the manner of calculation of the interest rate) or extend the time of payment of interest on any such Junior Subordinated Debentures except pursuant to the Company's right under the Junior Subordinated Debenture Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date"), (iii) change any of the conversion, exchange or redemption provisions applicable to any such Junior Subordinated Debentures,
(iv) change the currency in respect of which payments of principal of or any premium or interest on any such Junior Subordinated Debentures are to be made,
(v) change the right of holders of Trust Securities to bring a Direct Action in respect of any required payments or conversion or exchange rights, (vi) impair or affect the right of any holder of any such Junior Subordinated Debentures to institute suit for the payment of the principal thereof or premium, if any, or interest thereon or for the conversion or exchange of any such Junior Subordinated Debentures in accordance with their terms, (vii) change the subordination provisions adversely to the holders of the Junior Subordinated Debentures, or (viii) reduce the percentage of principal amount of Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Junior Subordinated Debenture Indenture.

      DEBENTURE EVENTS OF DEFAULT


      The following described events with respect to any series of Junior Subordinated Debentures will constitute a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officers' Certificate establishing the terms of such series pursuant to the Junior Subordinated Debenture Indenture:



            (i) failure for 30 days to pay any interest on that series of Junior Subordinated Debentures when due (subject to any permitted deferral thereof); provided that, during any Extension Period for such series of Junior Subordinated Debentures, failure to pay interest on such series of Junior Subordinated Debentures shall not constitute a Debenture Event of Default; or


            (ii) failure to pay any principal of or premium, if any, on that series of Junior Subordinated Debentures when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise; or

            (iii) if applicable, failure by the Company to deliver the required securities or other rights upon an appropriate conversion or exchange election by holders of that series of Junior Subordinated Debentures or the related Trust Preferred Securities; or

            (iv) failure to observe or perform any other agreement or covenant contained in the Junior Subordinated Debenture Indenture in respect of that series of Junior Subordinated Debentures for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of that series of Junior Subordinated Debentures; or

            (v) certain events in bankruptcy, insolvency or reorganization of the Company.

      The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures of any series have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee in respect of such Junior Subordinated Debentures. The Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures of any series may declare the principal of and any accrued interest on such Junior Subordinated Debentures due and payable immediately upon a Debenture Event of Default, other than a Debenture Event of Default referred to in clause (v) above, which shall result in the immediate acceleration of the Junior Subordinated Debentures. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures of any series may annul such declaration and waive the default in respect of such Junior Subordinated Debentures if the default (other than the non-payment of the principal and interest of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

      The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures of any series may, on behalf of the holders of all of the Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of the principal of or premium, if any, on or interest on (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Debenture Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series.

      ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

      To the extent any action under the Junior Subordinated Debenture Indenture is entitled to be taken by the holders of at least a specified percentage of Junior Subordinated Debentures, holders of the corresponding Trust Preferred Securities may take such action if such action is not taken by the Property Trustee of the related Hercules Trust. Notwithstanding the foregoing, if a Debenture Event of Default has occurred and is continuing and is attributable either to (i) the failure of the Company to pay the principal of or premium, if any, on or interest on the Junior Subordinated Debentures on the due date or
(ii) the failure by the Company to deliver the required securities or other rights upon an appropriate conversion or exchange right election, a holder of the related Trust Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or premium, if any, on or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Preferred Securities held by such holder or for enforcement of such conversion or exchange rights, as the case may be (a "Direct Action"). The Company may not amend the Junior Subordinated Debenture Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Trust Preferred Securities outstanding. If the right to bring a Direct Action is removed, the applicable Hercules Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Trust Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and premium, if any, on and interest on the related Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Trust Preferred Securities with respect to payments on the Trust Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action.


      The holders of the Trust Preferred Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related Junior Subordinated Debentures unless an Event of Default has occurred and is continuing under the applicable Trust Agreement. See "Description of Trust Preferred Securities--Events of Default; Notice."

      CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

      The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless: (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets as an entirety or substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Company's obligations under the Junior Subordinated Debentures and the Guarantees; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Junior Subordinated Debenture Indenture are met.

      SATISFACTION AND DISCHARGE

      The Junior Subordinated Debenture Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Subordinated Debenture Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Subordinated Debenture Indenture, when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation
(i) have become due and payable or (ii) will become due and payable at maturity or upon redemption within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior

Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the stated maturity thereof, as the case may be.

      SUBORDINATION

      The Junior Subordinated Debentures will rank subordinate and junior in right of payment to all Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture to the extent provided in the Junior Subordinated Debenture Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture will first be entitled to receive payment in full of such Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

      In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

      No payments on account of principal or premium, if any, or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture, or an event of default with respect to any Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

      "Indebtedness" shall mean: (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) all indebtedness of the Company, whether incurred on or prior to the date of the Junior Subordinated Debenture Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Company has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and (viii) obligations of the type referred to in clauses (i) through
(vii) of another Person secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company); and all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the foregoing obligations.

      "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" shall mean (i) Indebtedness, whether outstanding on the date of execution of the Junior Subordinated Debenture Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks pari passu with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Company and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Company pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee. The securing of any Indebtedness otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures.

      "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Junior Subordinated Debenture Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks junior to and not pari passu with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Company. The securing of any Indebtedness otherwise constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures.

      "Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture" shall mean all Indebtedness, whether outstanding on the date of execution of the Junior Subordinated Debenture Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures.

      GOVERNING LAW

      The Junior Subordinated Debenture Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of Delaware.

      INFORMATION CONCERNING THE DEBENTURE TRUSTEE

      The Debenture Trustee shall be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the Debenture Trustee will not be under any obligation to exercise any of the powers vested in it by the Junior Subordinated Debenture Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


                          DESCRIPTION OF CAPITAL STOCK

      The authorized capital stock of the Company currently consists of 300,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock.

      Preferred Stock may be issued from time to time in one or more classes or series of preferred stock with such designations, powers, preferences and rights of the shares of such class or series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preference established by the Board of Directors, without approval of the stockholders, pursuant to the provisions of the Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation").

      At August 31, 1998, there were outstanding (i) 94,630,404 shares of Common Stock and (ii) no shares of Preferred Stock.

      As described under "Description of Depositary Shares," the Company may issue Depositary Shares evidenced by depositary receipts ("Depositary Receipts"), each representing a fractional interest (to be specified in the Prospectus Supplement relating to the particular class or series of the Preferred Stock) in a share of a particular class or series of the Preferred Stock issued and deposited with a Preferred Stock Depositary (as defined herein).

      The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Certificate of Incorporation and the By-Laws of the Company, as amended (the "By-Laws"), copies of which are filed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 and to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

      Dividends. Subject to the rights of the holders of Preferred Stock, holders of Common Stock are entitled to receive dividends and other distributions in cash, stock or property of the Company, when, as and if declared by the Board of Directors out of assets or funds of the Company legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

      Voting Rights. At every meeting of stockholders, every holder of Common Stock is entitled to one vote per share. Subject to any voting rights which may be granted to holders of Preferred Stock, any action submitted to stockholders is approved if the number of votes cast in favor of such action exceeds the number of votes required by the provisions of the Certificate of Incorporation or by law, subject to applicable quorum requirements. The Certificate of Incorporation requires the affirmative vote of at least 80% of the voting power of all of the stockholders with respect to certain fundamental corporate transactions. The Certificate of Incorporation also precludes stockholders from acting by written consent.

      Liquidation Rights. In the event of any liquidation, dissolution or winding-up of the business of the Company, whether voluntary or involuntary (any such event, a "Liquidation"), the holders of Common Stock are entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of Preferred Stock then outstanding.

      Miscellaneous. The holders of Common Stock have no preemptive rights, cumulative voting rights, subscription rights, or conversion rights and the Common Stock is not subject to redemption.

      The Company has a classified Board of Directors with three-year terms. The directors are divided into three classes as equal in number as possible and the term of one class expires each year.

      The transfer agent and registrar with respect to the Common Stock is Chase Mellon Shareholder Services.

      All shares of Common Stock offered pursuant to a Prospectus Supplement, or issuable upon conversion, exchange or exercise of Offered Securities, will, when issued, be fully paid and non-assessable. The Common Stock is traded on the New York Stock Exchange under the symbol "HPC."

      Reference is made to the applicable Prospectus Supplement relating to the Common Stock offered thereby for specific terms, including: (i) the number of shares offered, (ii) the initial offering price, if any, and market price and
(iii) dividend information.

PREFERRED STOCK

      The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Certificate of Incorporation (including any future amendments thereto) and By-Laws, as amended.

      GENERAL

      Subject to limitations prescribed by Delaware law and the Certificate of Incorporation, the Board of Directors is authorized to fix the number of shares constituting each class or series of Preferred Stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors or duly authorized committee thereof. The Preferred Stock will, when issued, be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

      Reference is made to the Prospectus Supplement relating to the class or series of Preferred Stock offered thereby for specific terms, including: (i) the class or series, title and stated value, if any, of such Preferred Stock;
(ii) the number of shares of such Preferred Stock offered and the liquidation preference per share and the initial offering price, if any, of such Preferred Stock; (iii) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock; (iv) whether dividends on such Preferred Stock shall be cumulative or not and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate; (v) any voting rights granted to the holders of such Preferred Stock or required by law; (vi) the procedures for any auction and remarketing, if any, for such Preferred Stock; (vii) provisions for a sinking fund, if any, for such Preferred Stock; (viii) provisions for redemption, if applicable, of such Preferred Stock; (ix) any listing of such Preferred Stock on any securities exchange; (x) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of such securities or rights, the conversion or exchange price or rate (or manner of calculation thereof) and the conversion or exchange date(s) or period(s); (xi) whether interests in such Preferred Stock will be represented by Depositary Shares, and, if so, the terms thereof; (xii) a discussion of certain material U.S. federal income tax considerations applicable to such Preferred Stock; and (xiii) any other material terms, preferences, rights, limitations or restrictions of such Preferred Stock.

      RANK

      Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to (as applicable) dividend rights and rights upon liquidation, dissolution or winding-up of the Company, rank (i) senior to all classes or series of Common Stock of the Company and to all equity securities of the Company the terms of which provide that such equity securities are subordinated to the Preferred Stock; (ii) on a parity with all equity securities of the Company other than those referred to in clauses (i) and (iii); and (iii) junior to all equity securities of the Company which the terms of such Preferred Stock provide will rank senior to it.

      DIVIDENDS

      Holders of shares of the Preferred Stock of each class or series shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company.

      Dividends on any class or series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any class or series of the Preferred Stock for which dividends are non-cumulative, then the holders of such class or series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such class or series are declared payable on any future dividend payment date.

      If any shares of the Preferred Stock of any class or series are outstanding, no full dividends shall be declared or paid or set apart for payment on the Preferred Stock of the Company of any other class or series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such class or series for any period unless (i) if such class or series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period or (ii) if such class or series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment for the then current dividend period ((i) and (ii) are hereinafter collectively referred to as "all required dividends are paid"). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of Preferred Stock of any class or series and the shares of any other class or series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such class or series, all dividends declared upon shares of Preferred Stock of such class or series and any other class or series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock of such class or series and such other class or series of Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Preferred Stock of such class or series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other class or series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such class or series which may be in arrears.

      Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends (other than in Common Stock or other stock ranking junior to the Preferred Stock of such class or series as to dividends and upon liquidation, dissolution or winding-up of the Company) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Stock or any other stock of the Company ranking junior to or on a parity with the Preferred Stock of such class or series as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such class or series as to dividends or upon liquidation, dissolution or winding-up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other stock of the Company ranking junior to the Preferred Stock of such class or series as to dividends and upon liquidation, dissolution or winding-up of the Company).

      Any dividend payment made on shares of a class or series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such class or series which remains payable.

      REDEMPTION

      If so provided in the applicable Prospectus Supplement, the shares of Preferred Stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

      The Prospectus Supplement relating to a class or series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of stock of the Company, the terms of such Preferred Stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into shares of the applicable stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

      Notwithstanding the foregoing, unless provided otherwise for any class or series of Preferred Stock, unless all required dividends are paid: (i) no shares of the applicable class or series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such class or series are simultaneously redeemed and (ii) the Company shall not purchase or otherwise acquire directly or indirectly any shares of the applicable class or series of Preferred Stock (except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock of such class or series as to dividends and upon liquidation, dissolution or winding-up of the Company), provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such class or series.

      LIQUIDATION PREFERENCE

      Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of stock of the Company ranking junior to such class or series of Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding-up of the Company, the holders of each class or series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such class or series of Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of such class or series of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the legally available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of such class or series of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of stock of the Company ranking on a parity with such class or series of Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding-up of the Company, then the holders of such class or series of Preferred Stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

      If liquidating distributions shall have been made in full to all holders of shares of such class or series of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of stock ranking junior to such class or series of Preferred Stock upon any liquidation, dissolution or winding-up of the Company, according to their respective rights and preferences and in each case according to their respective number of shares.

      For such purposes, neither the consolidation or merger of the Company with or into any other Company nor the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company shall be deemed to constitute a liquidation, dissolution or winding-up of the Company.

      VOTING RIGHTS

      Holders of such class or series of Preferred Stock will not have any voting rights, except as set forth below (unless otherwise specified in a Prospectus Supplement) or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

      If specified in the applicable Prospectus Supplement, or as long as the Preferred Stock is listed on an exchange so requiring, whenever dividends on any shares of such class or series of Preferred Stock shall be in arrears for six or more quarterly periods, regardless of whether such quarterly periods are consecutive, the holders of such shares of such class or series of Preferred Stock (voting together as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the Company at a special meeting called by an officer of the Company at the request of a holder of such class or series of Preferred Stock or, if such special meeting is not called by an officer of the Company within 30 days, at a special meeting called by a holder of such class or series of Preferred Stock designated by the holders of record of at least 10% of the shares of any such class or series of Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), or at the next annual meeting of stockholders, and at each subsequent annual meeting until (i) if such class or series of Preferred Stock has a cumulative dividend, all dividends accumulated on such shares of Preferred Stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment or (ii) if such class or series of Preferred Stock does not have a cumulative dividend, four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment. In such case, the entire Board of Directors of the Company will be increased by two directors.


      Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each class or series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such class or series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to such class or series of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Company or reclassify any authorized stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or exchangeable for, or evidencing the right to purchase, any such shares; or (ii) amend, alter or repeal the provisions of the Certificate of Incorporation in respect of such class or series of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such class or series of Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in the amount of authorized shares of such class or series, in each case ranking on a parity with or junior to the Preferred Stock of such class or series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.


      The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such class or series of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

      CONVERSION RIGHTS

      The terms and conditions, if any, upon which shares of any class or series of Preferred Stock are convertible into or exchangeable for other securities or rights of the Company or other issuers, including, without limitation, Common Stock, Debt Securities or another series of Preferred Stock, or any combination of the foregoing, will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the name of the issuer of such other securities or rights and the number or principal amount of the securities or rights into which the Preferred Stock is convertible or exchangeable, the conversion or exchange price or rate (or manner of calculation thereof), the conversion or exchange date(s) or period(s), provisions as to whether the conversion or exchange will be at the option of the holders of such class or series of Preferred Stock or the Company or other issuer and the events requiring an adjustment of the conversion or exchange price or rate.

DESCRIPTION OF DEPOSITARY SHARES

      The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts summarizes the material terms of the Deposit Agreement and of the Depositary Shares and Depositary Receipts, and is qualified in its entirety by reference to the Deposit Agreement and the Depositary Receipts evidencing the Depositary Shares.

      GENERAL

      The Company may issue shares of Preferred Stock represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company (the "Preferred Stock Depositary"). The Prospectus Supplement relating to Depositary Shares will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each holder of a Depositary Receipt evidencing Depositary Shares will be entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented by such Depositary Shares (including dividend, voting, redemption, conversion, exchange and liquidation rights).

      The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the applicable fractional interest in a share of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.

      A holder of Depositary Receipts evidencing Depositary Shares will be entitled to receive the shares of Preferred Stock (but only in whole shares of Preferred Stock) underlying such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the whole number of shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. The Company may also deliver cash in lieu of delivery of fractional interests in Preferred Stock.

      DIVIDENDS AND OTHER DISTRIBUTIONS

      The Preferred Stock Depositary will distribute all cash dividends or other cash distributions in respect of the series of Preferred Stock represented by the Depository Shares to the holders of Depositary Receipts in proportion to the number of Depositary Receipts owned by such holders. The Preferred Stock Depositary, however, will distribute only such amounts as can be distributed without attributing to any Depositary Share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by that Preferred Stock Depositary for distribution to holders of Depositary Receipts then outstanding.

      In the event of a distribution other than in cash in respect to the Preferred Stock, the Preferred Stock Depositary will distribute property received by it to the holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including public or private sale of such property and distribution of the net proceeds from such sale to such holders.

      The amounts so distributed in any of the foregoing cases will be reduced by any amount required by law to be withheld by the Company or the Preferred Stock Depositary on account of taxes.

      CONVERSION AND EXCHANGE

      If any Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange as set forth in the applicable Prospectus Supplement, each holder of Depositary

Receipts will have the right or obligation to convert or exchange the Depositary Shares represented by such Depositary Receipts pursuant to the terms thereof.

      REDEMPTION

      If any series of Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the related Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the corresponding proportion of the redemption price payable with respect to the number of shares of Preferred Stock underlying the Depositary Shares. Whenever the Company redeems Preferred Stock from the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred Stock that were redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

      After the date fixed for redemption, the Depositary Receipts evidencing such Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing such Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares which the holders of the Depositary Receipts evidencing such Depositary Shares fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

      VOTING

      Upon receipt of notice of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice to the holders of the Depositary Receipts evidencing such Depositary Shares. Each holder of such Depositary Receipts on the record date (which will be the same date as the record date for such Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the Preferred Stock to the extent it does not receive specific written instructions from holders of Depositary Receipts.

      RECORD DATE

      Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Preferred Stock Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion or redemption of, or any election on the part of the Company to call for the redemption of, any Preferred Stock, the Preferred Stock Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts who (x) shall be entitled to receive such dividend, distribution, rights, preferences or privileges or (y) shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

      AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

      Any provision of the Deposit Agreement or any Depositary Receipt may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "--Charges of Preferred Stock Depositary"), or which otherwise materially and adversely affects any existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts unless approved by at least two-thirds of the holders of such outstanding Depositary Receipts.

      Whenever so directed by the Company, the Preferred Stock Depositary will terminate the Deposit Agreement by mailing notice of such termination to the holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination, provided, however, that any such termination that materially and adversely affects the holders of the Depositary Receipts must be approved by at least two-thirds of the holders of the outstanding Depositary Receipts. If any Depositary Receipts remain outstanding after the date of termination of the Deposit Agreement, the Preferred Stock Depositary will exchange the Depositary Receipts for shares of the Preferred Stock underlying the Depositary Shares represented by such Depositary Receipts, and thereafter, will discontinue the transfer of Depositary Receipts, suspend the distribution of dividends to the holders thereof, and not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement.

      CHARGES OF PREFERRED STOCK DEPOSITARY

      The Company will pay all charges of the Preferred Stock Depositary, including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

      MISCELLANEOUS

      The Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts at its corporate office and its New York office, all reports and communications from the Company which are delivered to the Preferred Stock Depositary as the holder of Preferred Stock.

      Neither the Preferred Stock Depositary nor the Company will be liable if prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Preferred Stock Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder without negligence and in good faith. Neither the Company nor the Preferred Stock Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.


     The Preferred Stock Depositary may resign at any time or be removed by the Company, effective upon the acceptance by its successor of its appointment as successor depositary. If a successor depositary shall not have been appointed and accepted its appointment within 45 days after the giving of such notice of resignation, the resigning Preferred Stock Depositary may petition any court of competent jurisdiction for the appointment of a successor depositary with respect to outstanding Depositary Receipts under the Deposit Agreement.



                             DESCRIPTION OF WARRANTS

     The Company may issue Warrants to purchase Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or Common Stock (collectively, the "Underlying Warrant Securities"), and such Warrants may be issued independently or together with any such Underlying Warrant Securities and may be attached to or separate from such Underlying Warrant Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants.

     The applicable Prospectus Supplement will describe the specific terms of any Warrants offered thereby, including: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the exercise price of such Warrants may be payable; (v) the designation and terms of the Underlying Warrant Securities purchasable upon exercise of such Warrants; (vi) the price at which the Underlying Warrant Securities purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Underlying Warrant Securities with which such Warrants are issued and the number of such Warrants issued with each such Underlying Warrant Security; (xi) if applicable, the date on and after which such Warrants and the related Underlying Warrant Securities will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.


                    DESCRIPTION OF TRUST PREFERRED SECURITIES

      The Trust Preferred Securities will be issued by a Hercules Trust under the applicable Trust Agreement and will represent beneficial interests in such Hercules Trust. The holders of such beneficial interests will be entitled to a preference over the Trust Common Securities of such Hercules Trust with respect to the payment of distributions and amounts payable on redemption of the Trust Preferred Securities or the liquidation of such Hercules Trust under the circumstances described under "--Subordination of Trust Common Securities." Each Trust Agreement has been qualified under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the Trust Preferred Securities and the Trust Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of such Trust Preferred Securities and such Trust Agreement, including the definitions therein of certain terms, and those made a part of such Trust Agreement by the Trust Indenture Act.

     Reference is made to the applicable Prospectus Supplement for a description of the specific terms of the Trust Preferred Securities offered thereby, including (i) the particular Hercules Trust issuing such Trust Preferred Securities; (ii) the specific designation, number and purchase price of such Trust Preferred Securities; (iii) the annual distribution rate (or method of calculation of the distribution rate) for such Trust Preferred Securities and, if applicable, the dates from which and upon which such distributions shall accumulate and be payable and the record dates therefor, and the maximum Extension Period for which such distributions may be deferred; (iv) the Liquidation Amount per Trust Preferred Security which shall be paid out of the assets of such Hercules Trust to the holders thereof upon voluntary or involuntary dissolution, winding-up and liquidation of such Hercules Trust; (v) the obligation or right, if any, of such Hercules Trust to purchase or redeem its Trust Preferred Securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, such Trust Preferred Securities shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right; (vi) the terms and conditions, if any, upon which such Trust Preferred Securities may be converted or exchanged, in addition to the circumstances described herein, into other securities or rights, or a combination of the foregoing, including the name of the issuer of such securities or rights, the initial conversion or exchange price or rate per Trust Preferred Security and the date or dates on which or period or periods within which such conversion or exchange may be effected; (vii) if applicable, any securities exchange upon which such Trust Preferred Securities shall be listed; (viii) whether such Trust Preferred Securities are issuable in book-entry only form and, if so, the identity of the depositary and disclosure relating to the depositary arrangements; and (ix) any other rights, preferences, privileges, limitations or restrictions of such Trust Preferred Securities consistent with the applicable Trust Agreement or with applicable law (which may differ from those described herein). Certain material United States federal income tax considerations applicable to any offering of Trust Preferred Securities will also be described in the applicable Prospectus Supplement.

      GENERAL

      The Trust Preferred Securities of a Hercules Trust will rank pari passu, and payments will be made thereon pro rata, with the Trust Common Securities of such Hercules Trust except as described under "--Subordination of Trust Common Securities." The proceeds from the sale of Trust Preferred Securities and Trust Common Securities by a Hercules Trust will be used by such Hercules Trust to purchase an aggregate principal amount of Junior Subordinated Debentures of the Company equal to the aggregate Liquidation Amount of such Trust Preferred Securities and Trust Common Securities. Legal title to such Junior Subordinated Debentures will be held by the Property Trustee of the Hercules Trust for the benefit of the holders of the related Trust Securities. In addition, the Company will execute a Guarantee for the benefit of the holders of the related Trust Preferred Securities. The Guarantees will not guarantee payment of distributions or amounts payable on redemption of the Trust Preferred Securities or liquidation of a Hercules Trust when such Hercules Trust does not have funds legally available for the payment thereof. See "Description of Guarantees."

      The revenue of a Hercules Trust available for distribution to holders of its Trust Preferred Securities will be limited to payments under the related Junior Subordinated Debentures which such Hercules Trust purchased with the proceeds from the sale of its Trust Securities. If the Company fails to make a required payment in respect of such Junior Subordinated Debentures, the applicable Hercules Trust will not have sufficient funds to make the related payments, including distributions, in respect of its Trust Preferred Securities. Each of the Hercules Trusts is a separate legal entity and the assets of one are not available to satisfy the obligations of any other.

      DEFERRAL OF DISTRIBUTIONS

      So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Junior Subordinated Debenture Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for up to the maximum Extension Period specified in the applicable Prospectus Supplement, provided that an Extension Period must end on an interest payment date and may not extend beyond the stated maturity of such Junior Subordinated Debentures. If the Company elects to exercise such right, distributions on the related Trust Preferred Securities will be deferred during any such Extension Period. Distributions to which holders of the Trust Preferred Securities are entitled during any Extension Period will continue to accumulate additional distributions thereon. The Company has no current intention to exercise its right to defer payments of interest on the Junior Subordinated Debentures it may issue and, accordingly, distributions on the related Trust Preferred Securities.

      REDEMPTION

      Upon the repayment at the stated maturity or redemption (in whole or in part) prior to the stated maturity of the Junior Subordinated Debentures, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem an aggregate liquidation amount of the related Trust Securities equal to the aggregate principal amount of such Junior Subordinated Debentures so repaid or redeemed, upon not less than 30 nor more than 60 days' prior written notice, at a redemption price equal to such aggregate liquidation amount plus accumulated distributions to the redemption date. Any redemption of Trust Securities shall be made and the applicable redemption price shall be payable on the redemption date only to the extent that the applicable Hercules Trust has funds legally available for the payment thereof. See "--Subordination of Trust Common Securities."

      If less than all of the Junior Subordinated Debentures are to be redeemed prior to the stated maturity thereof, then the proceeds of such redemption shall be used to redeem the related Trust Securities on a pro rata basis among the Trust Preferred Securities and the Trust Common Securities of the applicable Hercules Trust except as described under "--Subordination of Trust Common Securities." If less than all of the Trust Preferred Securities held in book-entry form, if any, are to be redeemed, such Trust Preferred Securities will be redeemed in accordance with the procedures of DTC. See "--Global Trust Preferred Securities."

      REDEMPTION PROCEDURES

     If a Hercules Trust gives a notice of redemption in respect of its Trust Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available, (i) with respect to Trust Preferred Securities held by DTC or its nominee, the Property Trustee will deposit, or cause the Paying Agent (as defined herein) to deposit, irrevocably with DTC funds sufficient to pay the applicable redemption price and (ii) with respect to Trust Preferred Securities held in certificated form, the Property Trustee will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable redemption price and will give such Paying Agent irrevocable instructions and authority to pay the applicable redemption price to the holders thereof upon surrender of their certificates evidencing the Trust Preferred Securities. If notice of redemption shall have been given and funds irrevocably deposited as required, then, upon the date of such deposit, all rights of the holders of the Trust Preferred Securities called for redemption will cease, except the right of such holders to receive the applicable redemption price, but without interest thereon, and such Trust Preferred Securities will cease to be outstanding. In the event that any redemption date is not a Business Day, then the applicable redemption price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. In the event that payment of the applicable redemption price is improperly withheld or refused and not paid either by the applicable Hercules Trust or by the Company pursuant to the applicable Guarantee as described under "Description of Guarantees," (i) distributions on the related Trust Preferred Securities will continue to accumulate from the redemption date originally established by such Hercules Trust to the date such applicable redemption price is actually paid and
(ii) the actual payment date will be the redemption date for purposes of calculating the applicable Redemption Price.

      Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

      LIQUIDATION OF A HERCULES TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

      The Company will have the right at any time to dissolve a Hercules Trust and cause the related Junior Subordinated Debentures to be distributed to the holders of the Trust Securities of such Hercules Trust in liquidation of such Hercules Trust after satisfaction of liabilities to creditors of such Hercules Trust as required by applicable law. Such right is subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the Trust Preferred Securities of such Hercules Trust.

     Each Hercules Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company;
(ii) the distribution of the related Junior Subordinated Debentures to the holders of the Trust Securities of such Hercules Trust, if the Company, as Sponsor, has given written direction to the Property Trustee to dissolve such Hercules Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Sponsor); (iii) the conversion, exchange or redemption of all of the Trust Securities of such Hercules Trust;
(iv) expiration of the term of such Hercules Trust and (v) the entry of an order for the dissolution of such Hercules Trust by a court of competent jurisdiction.

      If a dissolution occurs as described in clause (i), (ii), (iv) or (v) above, the applicable Hercules Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Hercules Trust as provided by applicable law, to the holders of the Trust Securities the related Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of such Hercules Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of such Hercules Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount per Trust Security specified in the applicable Prospectus Supplement plus accumulated distributions thereon to the date of payment (such amount being referred to herein as the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the applicable Hercules Trust has insufficient assets legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Hercules Trust on its Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities of such Hercules Trust shall have a priority over the Trust Common Securities of such Hercules Trust in respect of such amounts. See "--Subordination of Trust Common Securities."

      After a date is fixed for any distribution of Junior Subordinated Debentures to holders of the related Trust Securities, (i) such Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate, if any, representing such Trust Securities will be exchanged for a registered global certificate representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any Trust Securities in certificated form will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the liquidation amount of such Trust Securities, and bearing accrued interest in an amount equal to the accumulated distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, Junior Subordinated Debentures in certificated form.

      There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for such Trust Preferred Securities if a dissolution and liquidation of the applicable Hercules Trust were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the applicable Hercules Trust, may trade at a discount to the price that the investor paid to purchase such Trust Preferred Securities.

      SUBORDINATION OF TRUST COMMON SECURITIES

      Payment of distributions on, and the applicable redemption price of, Trust Securities shall be made pro rata among the Trust Preferred Securities and the Trust Common Securities of the applicable Hercules Trust based on their respective Liquidation Amounts; provided, however, that if on any distribution date or redemption date a Debenture Event of Default has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the Trust Common Securities of the applicable Hercules Trust, and no other payment on account of the redemption, liquidation or other acquisition of such Trust Common Securities, shall be made unless payment in full in cash of all accumulated distributions on all of the outstanding Trust Preferred Securities of such Hercules Trust for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price, the full amount of such redemption price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or applicable redemption price of, such Trust Preferred Securities then due and payable.

      Upon the occurrence and continuance of an Event of Default under the applicable Trust Agreement, the Company, as the Trust Common Securities Holder of the applicable Hercules Trust, will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust

Preferred Securities of such Hercules Trust and not on behalf of the Company as the Trust Common Securities Holder, and only the holders of such Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

      EVENTS OF DEFAULT; NOTICE

      The occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Debenture Events of Default") will constitute an "Event of Default" under the applicable Trust Agreement. Within ten Business Days after the occurrence of an Event of Default under the applicable Trust Agreement actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Trust Preferred Securities of the applicable Hercules Trust, the Administrative Trustees and the Company, as Sponsor, unless such Event of Default shall have been cured or waived.

      For a discussion of the limited circumstances in which holders of Trust Preferred Securities may bring a Direct Action against the Company, see "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities."

      REMOVAL OF ISSUER TRUSTEES

      Unless a Debenture Event of Default has occurred and is continuing, any Issuer Trustee may be removed at any time by the Company as the Trust Common Securities Holder of the applicable Hercules Trust. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time only by the holders of a majority in liquidation amount of the outstanding Trust Preferred Securities of the applicable Hercules Trust. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the Trust Common Securities Holder. No resignation or removal of an Issuer Trustee, and no appointment of a successor trustee, shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

      MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

      Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the applicable Trust Agreement, provided such Person shall be otherwise qualified and eligible.

      MERGERS, CONVERSIONS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF A HERCULES TRUST

      A Hercules Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described under "--Liquidation of a Hercules Trust and Distribution of Junior Subordinated Debentures." A Hercules Trust may, at the request of the Company, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of its Trust Preferred Securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Hercules Trust with respect to the Trust Securities of such Hercules Trust or (b) substitutes for the Trust Securities of such Hercules Trust other securities having substantially the same terms as such Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as such Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the related Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the Trust Securities of such Hercules Trust are then listed, if any, (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Securities (including any Successor Securities) of such Hercules Trust or the related Junior Subordinated Debentures to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) of such Hercules Trust in any material respect (other than any dilution of such holders' interests in the new entity), (vi) such successor entity has a purpose substantially identical to that of such Hercules Trust,
(vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to such Hercules Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) of such Hercules Trust in any material respect (other than any dilution of such holders' interests in the new entity), and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Hercules Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the applicable Guarantee and the applicable guarantee for the benefit of the owner of the Common Securities of such Hercules Trust. Notwithstanding the foregoing, a Hercules Trust shall not, except with the consent of each holder of its Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause such Hercules Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

      VOTING RIGHTS; AMENDMENT OF A TRUST AGREEMENT


      Except as provided below and under "--Mergers, Conversions, Consolidations, Amalgamations or Replacements of a Hercules Trust" and "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of Trust Preferred Securities will have no voting rights.


      Each Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities of the applicable Hercules Trust, (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or
(ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that such Hercules Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its Trust Securities are outstanding or to ensure that such Hercules Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in each case, such action shall not adversely affect in any material respect the interests of the holders of such Trust Securities. A Trust Agreement may be amended by the Issuer Trustees and the Company (i) with the consent of holders of a majority in Liquidation Amount of the outstanding Trust Securities of the applicable Hercules Trust, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect such Hercules Trust's status as a grantor trust for United States federal income tax purposes or such Hercules Trust's exemption from status as an "investment company" under the Investment Company Act; provided, however, that, without the consent of each holder of such Trust Securities, such Trust Agreement may not be amended to (i) change the distribution rate (or manner of calculation of the distribution rate), amount, timing or currency or otherwise adversely affect the method of any required payment, (ii) change the purpose of the applicable Hercules Trust, (iii) authorize the issuance of any additional beneficial interests in such Hercules Trust, (iv) change the conversion, exchange or redemption provisions, (v) change the conditions precedent for the Company to elect to dissolve such Hercules Trust and distribute the related Junior Subordinated Debentures to the holders of such Trust Securities, (vi) change the Liquidation Distribution or other provisions relating to the distribution of amounts payable upon the dissolution and liquidation of such Hercules Trust, (vii) affect the limited liability of any holder of such Trust Securities or (viii) restrict the right of a holder of such Trust Securities to institute suit for the enforcement of any required payment on or after the due date therefor or for the conversion or exchange of such Trust Securities in accordance with their terms.

      So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to such Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee, with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Junior Subordinated Debenture Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of such Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Junior Subordinated Debenture Indenture or such Junior Subordinated Debentures where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Trust Preferred Securities of the applicable Hercules Trust; provided, however, that where a consent under the Junior Subordinated Debenture Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the related Trust Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of Trust Preferred Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Trust Preferred Securities of any notice of default with respect to the related Junior Subordinated Debentures. In addition to obtaining approvals of holders of Trust Preferred Securities referred to above, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the applicable Hercules Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

      Any required approval of holders of Trust Preferred Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote to be given to each holder of record of Trust Preferred Securities in the manner set forth in the applicable Trust Agreement.

      Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances referred to above, any Trust Preferred Securities that are owned by the Company or any affiliate of the Company shall, for purposes of such vote or consent, be treated as if they were not outstanding.

      GLOBAL TRUST PREFERRED SECURITIES

      If specified in the applicable Prospectus Supplement, Trust Preferred Securities may be represented by one or more global certificates deposited with, or on behalf of, DTC (or other Depositary identified in such Prospectus Supplement) or a nominee thereof, in each case for credit to an account of a participant in DTC (or other Depositary). The identity of the Depositary and the specific terms of the depositary arrangements with respect to the Trust Preferred Securities to be represented by one or more global certificates will be described in the applicable Prospectus Supplement. However, unless otherwise specified in the applicable Prospectus Supplement, DTC will be the Depositary and the depositary arrangements described with respect to the Debt Securities will apply to such Trust Preferred Securities as well, except all references to the Company shall include the Hercules Trusts and all references to the applicable Indenture will refer to the applicable Trust Agreement. See "Description of Debt Securities--Description of the Senior Debt Securities and Subordinated Debt Securities--Global Debt Securities."

      PAYMENT AND PAYING AGENT

      Payments in respect of any global certificate representing Trust Preferred Securities shall be made to Cede & Co. as nominee of DTC (or other applicable Depositary or its nominee), which shall credit the relevant accounts at DTC (or such other Depositary) on the applicable payment dates, while payments in respect of Trust Preferred Securities in certificated form shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The Paying Agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' prior written notice to the Property Trustee, the Administrative Trustees and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

      REGISTRAR AND TRANSFER AGENT

      The Property Trustee will act as registrar and transfer agent for the Trust Preferred Securities.

      Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the applicable Hercules Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A Hercules Trust will not be required to register or cause to be registered the transfer of its Trust Preferred Securities after they have been converted, exchanged, redeemed or called for redemption.

      INFORMATION CONCERNING THE PROPERTY TRUSTEE

      The Property Trustee, other than during the occurrence and continuance of an Event of Default under the applicable Trust Agreement, will undertake to perform only such duties as are specifically set forth in such Trust Agreement and, during the continuance of such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the Property Trustee will not be under any obligation to exercise any of the powers vested in it by such Trust Agreement at the request of any holder of the related Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no such

Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in such Trust Agreement or is unsure of the application of any provision of such Trust Agreement, and the matter is not one on which holders of Trust Preferred Securities or Trust Common Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the related Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

      MISCELLANEOUS

      The Administrative Trustees are authorized and directed to conduct the affairs of and to operate each Hercules Trust in such a way that (i) such Hercules Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, (ii) such Hercules Trust will be classified as a grantor trust for United States federal income tax purposes and
(iii) the related Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. The Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable Hercules Trust or the applicable Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Trust Securities.

      Holders of Trust Preferred Securities will not have any preemptive or similar rights.

      A Hercules Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.


                           DESCRIPTION OF GUARANTEES

      A Guarantee will be executed and delivered by the Company concurrently with the issuance by a Hercules Trust of its Trust Preferred Securities for the benefit of the holders from time to time of such Trust Preferred Securities and will be held for such holders by The Chase Manhattan Bank, as trustee (the "Guarantee Trustee"). Each Guarantee has been qualified as an indenture under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of a Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such Guarantee, including the definitions therein of certain terms, and those made a part of such Guarantee by the Trust Indenture Act.

      GENERAL

      The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the related Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the applicable Hercules Trust may have or assert other than the defense of payment. The following payments (the "Guarantee Payments") with respect to Trust Preferred Securities, to the extent not paid by or on behalf of the applicable Hercules Trust, will be subject to the applicable Guarantee: (i) any accumulated distributions required to be paid on such Trust Preferred Securities, to the extent that such Hercules Trust has funds legally available therefor at such time, (ii) the applicable redemption price with respect to such Trust Preferred Securities called for redemption, to the extent that such Hercules Trust has funds legally available therefor at such time, or (iii) upon a voluntary or involuntary dissolution and liquidation of such Hercules Trust (other than in connection with the distribution of the related Junior Subordinated Debentures to holders of such Trust Preferred

Securities or the redemption, conversion or exchange of such Trust Preferred Securities), the lesser of (a) the amounts due upon the dissolution and liquidation of such Hercules Trust, to the extent that such Hercules Trust has funds legally available therefor at the time and (b) the amount of assets of such Hercules Trust remaining available for distribution to holders of its Trust Preferred Securities after satisfaction of liabilities to creditors of such Hercules Trust as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Trust Preferred Securities entitled thereto or by causing the applicable Hercules Trust to pay such amounts to such holders.

      The Company will, through the applicable Guarantee, the applicable Trust Agreement, the related Junior Subordinated Debentures and the Junior Subordinated Debenture Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the applicable Hercules Trust's obligations under its Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of a Hercules Trust's obligations under its Trust Preferred Securities.

      RANKING

      Each Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Senior Debt Securities, the Subordinated Debt Securities and the Junior Subordinated Debentures, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. The Trust Agreements provide that each holder of Trust Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the related Guarantee. Each Guarantee will rank pari passu with all other guarantees (collectively, the "Other Guarantees") to be issued by the Company with respect to securities of Other Hercules Trusts.

      The Guarantees will not limit the amount of secured or unsecured debt, including Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture, that may be incurred by the Company or any of its subsidiaries.

      GUARANTEE OF PAYMENT

      Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against any other person or entity). A Guarantee will not be discharged except by payment of the related Guarantee Payments in full to the extent not paid by the applicable Hercules Trust or upon distribution of its Trust Preferred Securities to the holders of the related Junior Subordinated Debentures.

      AMENDMENTS AND ASSIGNMENT

      Except with respect to any changes that do not materially adversely affect the rights of holders of the related Trust Preferred Securities (in which case no approval will be required), the applicable Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Trust Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Trust Preferred Securities--Voting Rights; Amendment of a Trust Agreement." All guarantees and agreements contained in a Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Trust Preferred Securities then outstanding.

      EVENTS OF DEFAULT

      An event of default under a Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, provided that, except with respect to a default in respect of any Guarantee Payment, the Company shall have received notice of such default and shall not have cured such default within 60 days of such receipt. The holders of a majority in Liquidation Amount of the related Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the applicable Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

      If the Guarantee Trustee fails to enforce a Guarantee, any holder of the related Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the applicable Hercules Trust, the Guarantee Trustee or any other person or entity.

      TERMINATION

      A Guarantee will terminate and be of no further force and effect upon full payment of the applicable redemption price of the related Trust Preferred Securities, upon full payment of all amounts due upon the dissolution and liquidation of the applicable Hercules Trust or upon the conversion or exchange of all of the related Trust Preferred Securities (whether upon distribution of Junior Subordinated Debentures to the holders of such Trust Preferred Securities or otherwise). A Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Trust Preferred Securities must restore payment of any sums paid under such Trust Preferred Securities or such Guarantee.

      GOVERNING LAW

      The Guarantees will be governed by and construed in accordance with the laws of the State of Delaware.

      INFORMATION CONCERNING THE GUARANTEE TRUSTEE

      The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of a Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantees and, during the continuance of such default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the Guarantee Trustee will not be under any obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of the related Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

      LIMITED PURPOSE OF THE HERCULES TRUSTS

      The Trust Preferred Securities will represent preferred beneficial interests in the applicable Hercules Trust, and each Hercules Trust exists for the sole purpose of issuing and selling its Trust Securities, using the proceeds from the sale of its Trust Securities to acquire the related Junior Subordinated Debentures of the Company and engaging in only those other activities necessary, advisable or incidental thereto.

      RIGHTS UPON DISSOLUTION

      Unless the Junior Subordinated Debentures are distributed to holders of the related Trust Securities, upon any voluntary or involuntary dissolution and liquidation of the applicable Hercules Trust, after satisfaction of the liabilities of creditors of such Hercules Trust as required by applicable law, the holders of such Trust Securities will be entitled to receive, out of assets held by such Hercules Trust, the Liquidation Distribution in cash. See "Description of Trust Preferred Securities--Liquidation of a Hercules Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a creditor of the Company, subordinated in right of payment to all Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture as set forth in the Junior Subordinated Debenture Indenture, but entitled to receive payment in full of principal and premium, if any, and interest in respect of such Junior Subordinated Debentures, before any stockholders of the Company receive payments or distributions.


                        DESCRIPTION OF PURCHASE CONTRACTS
                               AND PURCHASE UNITS

      The Company may issue Purchase Contracts, representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, Purchase Contract Securities at a future date or dates. The price per Purchase Contract Security may be fixed at the time the Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Purchase Contracts. The Purchase Contracts may be issued separately or as a part of units ("Purchase Units") consisting of a Purchase Contract and either (i) Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debentures, (ii) debt obligations of third parties, including U.S. Treasury securities, or (iii) Trust Preferred Securities of a Hercules Trust, securing the holder's obligations to purchase the Purchase Contract Security under the Purchase Contract. The Purchase Contracts may require the Company to make periodic payments to the holders of the Purchase Units or vice versa and such payments may be unsecured or prefunded on some basis. The Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances the Company may deliver newly issued prepaid purchase contracts ("Prepaid Securities") upon transfer by a holder to the Company of any collateral securing such holder's obligations under the original Purchase Contract.

      The applicable Prospectus Supplement will describe the terms of any Purchase Contracts or Purchase Units and, if applicable, Prepaid Securities.


                             PLAN OF DISTRIBUTION

        The Company and/or the Hercules Trusts may sell the Offered Securities
(i) through underwriters or dealers; (ii) through agents; (iii) directly to purchasers; or (iv) through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The Prospectus Supplement relating to a series of the Offered Securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Securities and the proceeds to the Company and/or the Hercules Trusts from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the Offered Securities may be listed.

        If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in a Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in a Prospectus Supplement. Unless otherwise indicated in a Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

        If so indicated in a Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase Offered Securities from the Company and/or the Hercules Trusts at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in a Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

        Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("marketing firms"), acting as principals for their own accounts or as agents for the Company and/or a Hercules Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and/or a Hercules Trust and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of Offered Securities.

        Underwriters, dealers, remarketing firms and agents may be entitled under agreements entered into with the Company and/or the Hercules Trusts to indemnification by the Company and/or the Hercules Trusts against certain civil liabilities, including liabilities under the Securities Act, or to contribution by the Company and/or the Hercules Trusts to payments they may be required to make in respect thereof, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.


                                  LEGAL MATTERS

     Certain legal matters in connection with the Offered Securities being offered hereby will be passed upon for the Company by Richard G. Dahlen, Esquire, Vice President and General Counsel of the Company, and by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania, and for the Hercules Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, unless otherwise specified in a Prospectus Supplement. Mr. Dahlen owned beneficially, as of September 30, 1998, 15,333 shares of restricted stock under the Hercules Incorporated Long Term Incentive Compensation Plan (the "LTICP"), 244 shares of Common Stock under the Hercules Incorporated Savings and Investment Plan, and the right to acquire within 60 days hereof 25,200 shares under options held pursuant to the LTICP.


                                     EXPERTS

        The consolidated financial statements of the Company and its subsidiaries which are incorporated by reference in the Company's most recent Annual Report on Form 10-K have been audited and reported upon by PricewaterhouseCoopers LLP, independent accountants, and are incorporated by reference in this Prospectus. Such financial statements are incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, given on the authority of such firm as experts in accounting and auditing.


        The consolidated financial statements of BetzDearborn as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, appearing in the Company's Current Report on Form 8-K dated October 15, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements have been incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated amount of various expenses in connection with the sale and distribution of the securities being registered:

                SEC registration fee                      $  796,500
                Printing and engraving expenses              100,000
                Legal fees and expenses                      300,000
                Accounting fees and expenses                 100,000
                Trustee fees                                 100,000
                Blue sky fees and expenses                    10,000
                Rating agency fees                                --
                Miscellaneous                                 68,500
                                                          ----------
                Total                                     $1,475,000
                                                          ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the provisions of the Restated Certificate of Incorporation of the Company, each person who is or was a director or officer of the Company shall be indemnified by the Company as of right to the full extent permitted or authorized by the Delaware General Corporation Law.

         Under such law, to the extent that such a person is successful on the merits or otherwise in defense of any action, suit, or proceeding brought against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses, liability and loss including attorneys' fees reasonably incurred in connection therewith.

         If unsuccessful in defense of a third-party civil suit, or if such a suit is settled, such a person shall be indemnified under such law against both
(1) expenses (including attorneys' fees) and (2) judgments, fines, penalties and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person shall be indemnified under such law only against expenses including attorney's fees incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Company except that if such a person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to the Company, he cannot be indemnified unless the Court of Chancery of the State of Delaware or any other court in which such action or suit was brought determines that he is fairly and reasonably entitled to indemnity for such expenses.

         Under provisions of the Restated Certificate of Incorporation, a director of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law, as it may be amended from time to time.

         The Company has purchased liability insurance policies which provide specified coverage for certain liabilities incurred by officers and directors in their capacities as such.

         The stockholders of the Company have also approved a form of indemnification agreement to be entered into between the Company and its directors and officers, which provides for indemnification to the extent permitted by Delaware law and, in addition, sets forth the procedures for determining entitlement to indemnification, the manner of the advancement of expenses, remedies of the indemnitee and certain other matters of a similar nature. The Company has entered into such agreements with all of its officers and directors.


         Each Amended & Restated Trust Agreement (a "Trust Agreement") of a Hercules Trust provides that no Trustee, affiliate of any Trustee or any officers, directors, stockholders, members, partners, employees, representatives or agents of any Trustee or any employee or agent of such Hercules Trust or its affiliates (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any employee or agent of such Hercules Trust or its affiliates, or any officers, directors, stockholders, employees, representatives or agents of the Company or its affiliates or to any holders of Trust Securities of such Hercules Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Hercules Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Trust Agreement of such Hercules Trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee of such Hercules Trust, negligence) or willful misconduct with respect to such acts or omissions. Each Trust Agreement also provides that, to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Hercules Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee of such Hercules Trust, negligence) or willful misconduct with respect to such acts or omissions. Each Trust Agreement further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or the final disposition of such claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to such Trust Agreement.


         The foregoing summaries are necessarily subject to the complete text of the relevant statute or document.

         Any underwriters, dealers or agents who execute any of the Agreements referred to in Exhibit 1 to this Registration Statement will agree to indemnify the Company's directors and its officers who signed the Registration Statement against certain liabilities which might arise under the Securities Act of 1933, as amended, (the "Securities Act"), from information furnished to the Company by or on behalf of such indemnifying party.

ITEM 16.  EXHIBITS

         A complete listing of exhibits required is given in the Exhibit Index which precedes the exhibits filed with this Registration Statement.

ITEM 17.   UNDERTAKINGS

         Each Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement.

                           (i) to include any prospectus required by Section
                  10(a) (3) of the Securities Act.

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii)to include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

                  (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of a Registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, trustees and controlling persons of a Registrant pursuant to the provisions described under Item 15 above or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, trustee or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on October 29, 1998.


                                           HERCULES INCORPORATED


                                           By: /s/ R. Keith Elliott
                                               ---------------------------
                                               R. Keith Elliott, Chairman
                                               and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



     Signature                         Capacity                                      Date
     ---------                         --------                                      ----
/s/ R. Keith Elliott       Director, Principal Executive Officer               October 29, 1998
------------------------   (Chairman and Chief Executive Officer)
R. Keith Elliott

/s/ George MacKenzie       Principal Financial Officer                         October 29, 1998
------------------------   (Senior Vice President and
George MacKenzie           Chief Financial Officer)


         *                 Principal Accounting Officer                        October 29, 1998
------------------------   (Vice President and Controller)
Vikram Jog

         *                 Director                                            October 29, 1998
------------------------
Vincent J. Corbo

         *                 Director                                            October 29, 1998
------------------------
Richard M. Fairbanks

         *                 Director                                            October 29, 1998
------------------------
Edith E. Holiday

  Signature                            Capacity                                      Date
  ---------                            --------                                      ----


            *                  Director                                            October 29, 1998
----------------------------
Robert G. Jahn

            *                  Director                                            October 29, 1998
----------------------------
Gaynor N. Kelley

            *                  Director                                            October 29, 1998
----------------------------
Ralph L. MacDonald, Jr.

            *                  Director                                            October 29, 1998
----------------------------
H. Eugene McBrayer

            *                  Director                                            October 29, 1998
------------------------
Peter McCausland

            *                  Director                                            October 29, 1998
----------------------------
Paula A. Sneed

* By: /s/ Israel J. Floyd
----------------------------
(Israel J. Floyd as
attorney-in-fact for the
persons indicated)

  Signature                            Capacity                                      Date
  ---------                            --------                                      ----

                               Director
----------------------------                                                       October __, 1998
William R. Cook

                               Director
----------------------------                                                       October __, 1998
John G. Drosdick

                               Director
----------------------------                                                       October __, 1998
Alan R. Hirsig

                               Director
----------------------------                                                       October __, 1998
John A.H. Shober

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Hercules Trust I, Hercules Trust II, Hercules Trust III and Hercules Trust IV certify that they have reasonable grounds to believe that they meet all the requirements for filing on Form S-3 and have duly caused this Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 29, 1998.


         Hercules Trust I

         By:      Hercules Incorporated, as Sponsor

                  By: /s/ George MacKenzie
                     ---------------------------
                       Name: George MacKenzie
                       Title: Senior Vice President and
                              Chief Financial Officer


         Hercules Trust II

         By:      Hercules Incorporated, as Sponsor

                  By: /s/ George MacKenzie
                     ---------------------------
                       Name: George MacKenzie
                       Title: Senior Vice President and
                              Chief Financial Officer


         Hercules Trust III

         By:      Hercules Incorporated, as Sponsor

                  By: /s/ George MacKenzie
                     ---------------------------
                       Name: George MacKenzie
                       Title: Senior Vice President and
                              Chief Financial Officer


         Hercules Trust IV

         By:      Hercules Incorporated, as Sponsor

                  By: /s/ George MacKenzie
                     ---------------------------
                       Name: George MacKenzie
                       Title: Senior Vice President and
                              Chief Financial Officer

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                    EXHIBITS

                                       TO


                               AMENDMENT NO. 1 TO


                                    FORM S-3



                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933





                              HERCULES INCORPORATED
                                HERCULES TRUST I
                                HERCULES TRUST II
                               HERCULES TRUST III
                                HERCULES TRUST IV

                                  EXHIBIT INDEX


Exhibit
 Number                                    Description
 ------                                    -----------
  1.1+            Form of Underwriting Agreement (Senior Debt Securities, Subordinated Debt
                  Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants)
  1.2+            Form of Underwriting Agreement (Trust Preferred Securities)
  1.3+            Form of Underwriting Agreement (Purchase Contracts)
  2.1             Agreement and Plan of Merger, dated as of July 30, 1998, by and among
                  BetzDearborn Inc., Hercules Incorporated and Water Acquisition Co. (incorporated by reference to Exhibit 2.1 of BetzDearborn's Current Report on Form 8-K, dated
                  July 30, 1998)
  4.1             Restated Certificate of Incorporation of Hercules Incorporated as revised and amended July 6, 1988 (incorporated by reference to Exhibit 3-A of the Company's Annual
                  Report on Form 10-K, filed March 26, 1993)
  4.1a**          Certificate of Amendment to the Restated Certificate of
                  Incorporation of Hercules Incorporated as revised and amended
                  October 24, 1995
  4.2*            Form of Senior Debt Indenture between the Company and The Chase Manhattan Bank, as
                  Trustee
  4.3*            Form of Subordinated Debt Indenture between the Company and The Chase
                  Manhattan Bank, as Trustee
  4.4*            Form of Junior Subordinated Debenture Indenture between the Company and The
                  Chase Manhattan Bank, as Trustee
  4.5**           Certificate of Trust of Hercules Trust I
  4.6**           Certificate of Trust of Hercules Trust II
  4.7**           Certificate of Trust of Hercules Trust III
  4.8**           Certificate of Trust of Hercules Trust IV
  4.9**           Trust Agreement of Hercules Trust I
  4.10**          Trust Agreement of Hercules Trust II
  4.11**          Trust Agreement of Hercules Trust III
  4.12**          Trust Agreement of Hercules Trust IV
  4.13*           Form of Amended and Restated Trust Agreement of Hercules Trust I
  4.14*           Form of Amended and Restated Trust Agreement of Hercules Trust II
  4.15*           Form of Amended and Restated Trust Agreement of Hercules Trust III
  4.16*           Form of Amended and Restated Trust Agreement of Hercules Trust IV
  4.17+           Form of Senior Debt Security
  4.18+           Form of Subordinated Debt Security
  4.19+           Form of Junior Subordinated Debenture
  4.20*           Form of Hercules Common Stock Certificate
  4.21+           Form of Hercules Preferred Stock Certificate
  4.22+           Form of Deposit Agreement
  4.23+           Form of Warrant Agreement
  4.24*           Form of Trust Preferred Security of Hercules Trust I (included in Exhibit 4.13)
  4.25*           Form of Trust Preferred Security of Hercules Trust II (included in Exhibit 4.14)
  4.26*           Form of Trust Preferred Security of Hercules Trust III (included in Exhibit 4.15)

  4.27*           Form of Trust Preferred Security of Hercules Trust IV  (included in Exhibit 4.16)
  4.28*           Form of Preferred Securities Guarantee Agreement with respect to Hercules Trust I
  4.29*           Form of Preferred Securities Guarantee Agreement with respect to Hercules Trust II
  4.30*           Form of Preferred Securities Guarantee Agreement with respect to Hercules Trust III
  4.31*           Form of Preferred Securities Guarantee Agreement with respect to Hercules Trust IV
  4.32+           Form of Purchase Contract between Hercules and the Purchase Contract Agent named therein
  4.33+           Form of Purchase Unit
  4.34+           Form of Pledge Agreement between Hercules and the Collateral Agent and Purchase
                  Contract Agent named therein
  5.1*            Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the securities being registered by the Company
  5.2*            Opinion of Richards, Layton & Finger, P.A. regarding the legality of the securities being registered by Hercules Trust I
  5.3*            Opinion of Richards, Layton & Finger, P.A. regarding the legality of the securities being registered by Hercules Trust II
  5.4*            Opinion of Richards, Layton & Finger, P.A. regarding the legality of the securities being registered by Hercules Trust III
  5.5*            Opinion of Richards, Layton & Finger, P.A. regarding the legality of the securities being registered by Hercules Trust IV
 10.1             Credit Agreement dated as of October 15, 1998, among the Company and NationsBank N.A., as
                  Administrative Agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated October 15, 1998)
  12.1*           Statement re Computation of ratio of earnings to fixed charges
  23.1*           Consent of PricewaterhouseCoopers, LLP
  23.2*           Consent of Ernst & Young LLP
  23.3*           Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
  23.4*           Consent of Richards, Layton & Finger (included in Exhibits 5.2, 5.3, 5.4 and 5.5)
  24.1**          Powers of Attorney (included on signature page)
  24.2**          Powers of Attorney for the Company, as Sponsor, to sign the Registration Statement on behalf of Hercules Trust I, Hercules Trust II, Hercules Trust III and Hercules Trust IV
                  (included in Exhibits 4.9, 4.10, 4.11 and 4.12 respectively)
  25.1*           Form T-1, Statement of Eligibility of Trustee of The Chase Manhattan Bank, as Trustee
                  under the Senior Debt Indenture
  25.2*           Form T-1, Statement of Eligibility of Trustee of The Chase
                  Manhattan Bank, as Trustee under the Subordinated Debt Indenture
  25.3*           Form T-1, Statement of Eligibility of Trustee of The Chase
                  Manhattan Bank, as Trustee under the Junior Subordinated Debenture Indenture
  25.4*           Form T-1, Statement of Eligibility of Trustee of The Chase
                  Manhattan Bank, as Trustee with respect to the Amended and Restated Trust
                  Agreement of Hercules Trust I
  25.5*           Form T-1, Statement of Eligibility of Trustee of The Chase
                  Manhattan Bank, as Trustee with respect to the Amended and Restated Trust
                  Agreement of Hercules Trust II
  25.6*           Form T-1, Statement of Eligibility of Trustee of The Chase  Manhattan Bank,
                  as Trustee with respect to the Amended and Restated Trust
                  Agreement of Hercules Trust III
  25.7*           Form T-1, Statement of Eligibility of Trustee of The Chase Manhattan Bank,
                  as Trustee with respect to the Amended and Restated Trust Agreement of
                  Hercules Trust IV
  25.8*           Form T-1, Statement of Eligibility of Trustee of The Chase  Manhattan Bank,
                  as Trustee under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Hercules Trust I
  25.9*           Form T-1, Statement of Eligibility of Trustee of The Chase Manhattan Bank,
                  as Trustee under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Hercules Trust II

  25.10*          Form T-1, Statement of Eligibility of Trustee of The Chase Manhattan Bank,
                  as Trustee under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Hercules Trust III
  25.11*          Form T-1, Statement of Eligibility of Trustee of The Chase Manhattan Bank, as
                  Trustee under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Hercules Trust IV




  +   To be filed by amendment or under a subsequent Current Report on Form 8-K.

  *   Filed herewith.

 **   Previously filed.